COLLABORATIVE RESEARCH AND LICENSE AGREEMENT

                                     between

                       Synaptic Pharmaceutical Corporation

                                       and

                             Warner-Lambert Company























                                  July 28, 1997

                                TABLE OF CONTENTS


RECITALS....................................................................-1-

ARTICLE I...................................................................-2-
        Definitions.........................................................-2-

ARTICLE II..................................................................-5-
 Scope and Structure of Project.............................................-5-
        2.0     Scope of Project............................................-5-
        2.1     Structure of Project........................................-5-
                (a)    General..............................................-5-
                (b)    Duration of Stage 1..................................-5-
                (c)    Duration of Stage 2..................................-5-
                (d)    Suspension of Stage 2 Commencement Date..............-5-

ARTICLE III.................................................................-6-
 Management and Planning of Project; Reports and Exchange of Information....-6-
        3.0     Steering Committee; Management Committee....................-6-
        3.1     Research Committee..........................................-7-
        3.2     Meetings....................................................-7-
        3.3     Personnel and Resources.....................................-7-
        3.4     Modification of Research Plan...............................-7-
        3.5     Conduct of Studies..........................................-7-
        3.6     Research with Third Parties; Third Party Technologies.......-8-
                (a)    No Research with Third Parties within Project Scope..-8-
                (b)    Research with Third Parties Outside Project Scope....-8-
                (c)    Acquiring Third Party Technologies...................-8-
        3.7     Written Reports.............................................-8-
        3.8     Disclosure of Technology....................................-9-
        3.9     Samples.....................................................-9-

ARTICLE IV..................................................................-9-
 Stage 1 of the Project.....................................................-9-
        4.0     Principal Objectives........................................-9-

ARTICLE V...................................................................-9-
 Stage 2 of the Project.....................................................-9-
        5.0     Principal Objectives........................................-9-
        5.1     Reconsideration of Research Plan............................-9-




                                (i)

ARTICLE VI.................................................................-10-
 Funding of Project and Equity Commitment..................................-10-
        6.0     Stage 1 Funding............................................-10-
        6.1     Stage 2 Funding............................................-10-
                (a)    Research Funding....................................-10-
                (b)    Other Amounts.......................................-10-
                (c)    Payment.............................................-10-
        6.2     Stage 2 Equity Commitment..................................-11-
                (a)    Synaptic Put Option.................................-11-
                (b)    Conditions to Warner Stock Purchase Obligation......-11-
                (c)    Transfer Restrictions; Stock Registration...........-11-

ARTICLE VII................................................................-12-
 License Grants and Commercialization Efforts..............................-12-
        7.0     Grant by Synaptic..........................................-12-
                (a)    License Grant.......................................-12-
                (b)    Limited Sublicensing Rights.........................-12-
        7.1     Grant by Warner............................................-12-
        7.2     Efforts to Commercialize, Etc..............................-12-
                (a)    Development, Commercialization and Sales Efforts....-12-
                (b)    Lead Compound Development Team......................-12-
                (c)    Synaptic Participation in Post-NDA Filing Activities-13-

ARTICLE VIII...............................................................-13-
 Royalties.................................................................-13-
        8.0     General....................................................-13-
                (a)    Royalty Percentages.................................-13-
                (b)    Royalties on Unpatented Products....................-13-
                (c)    Cost of Goods Sold Limitation.......................-14-
                (d)    Annual Reconciliation of Royalty Payments Due.......-14-
                (e)    Term of Royalty Obligation..........................-14-
        8.1     Currency of Payment........................................-15-
        8.2     Payment and Reporting......................................-15-
        8.3     Records....................................................-15-
        8.4     Computation of Royalties...................................-15-
        8.5     Taxes Withheld.............................................-16-
        8.6     Licenses to Affiliates.....................................-16-
        8.7     Restrictions on Payment....................................-16-

ARTICLE IX.................................................................-16-
 Milestone Payments........................................................-16-
        9.0     First Lead Compound Designated by End of Project Term......-16-
                (a)    Milestone Amounts...................................-16-


                               (ii)

                       (b)    Trigger Event................................-17-
                       (c)    Exceptions to Payment Obligations............-17-
               9.1     Second Lead Compound with Different Mechanism of
                       Action..............................................-17-
               9.2     Third and Each Additional Lead Compound with Different
                       Mechanism of Action.................................-17-
               9.3     Backup Compounds....................................-18-
               9.4     Second Generation Compounds.........................-18-
               9.5     Same Compound but Different Therapeutic Indication..-18-

ARTICLE X..................................................................-19-
 Royalties and Milestones on Pre-Existing Compounds in Development.........-19-
        10.1    Pre-Phase II Completion Other Compound.....................-19-
        10.2    Post-Phase II Completion Other Compound....................-20-

ARTICLE XI.................................................................-20-
 Patent Protection.........................................................-20-
        11.0    Disclosure of Inventions...................................-20-
        11.1    Ownership of Project Technology and Inventions.............-20-
        11.2    Preparation, Filing and Prosecution of Patent Applications.-21-
                (a)    Responsible Party...................................-21-
                (b)    Assistance..........................................-21-
                (c)    Abandonment.........................................-21-
                (d)    Costs...............................................-21-
        11.3    Third Party Infringement...................................-22-
        11.4    Allegations of Infringement by Third Parties...............-22-
                (a)    Licenses Under Third Parties' Patents...............-22-
                (b)    Defense of Suits by Third Parties Relating to
                       Products............................................-23-
                (c)    Defense of Suits by Third Parties Relating to
                       Research Activities.................................-23-
                (d)    Pre-Existing Infringement Claims....................-23-

ARTICLE XII................................................................-23-
 Confidentiality...........................................................-23-
        12.0    Obligations................................................-23-
        12.1    Waiver of Confidentiality Obligation.......................-23-
        12.2    Disclosure of Agreement....................................-23-
        12.3    Publicity..................................................-24-
        12.4    Scientific Publications....................................-24-

ARTICLE XIII...............................................................-24-
 Term......................................................................-24-

ARTICLE XIV................................................................-24-
 Termination and License Maintenance Payment Options.......................-24-


                                (iii)

        14.0    Material Default...........................................-24-
        14.1    Insolvency, Etc............................................-24-
        14.2    No Chemical Lead and No Novel Galanin Receptor During
                First Twelve Months........................................-24-
        14.3    No Chemical Lead but Novel Galanin Receptor During First
                Twelve Months..............................................-25-
                (a)    Synaptic's Limited Termination Right................-25-
                (b)    Synaptic's Further Termination Right; Warner's Right
                       to Override Termination and Enter Stage 2...........-25-
                (c)    Grant of Nonexclusive License Relating to Previously
                       Terminated Rights...................................-25-
        14.4    No BACL by Eighteen-Month Anniversary of Stage 1
                Commencement Date..........................................-26-
                (a)    Warner's Termination Right..........................-26-
                (b)    Warner's Right to Partial Termination...............-26-
                (c)    Warner's Further Termination Right..................-26-
        14.5    No BACL and No Lead Compound by End of Project Term;
                BACL or Lead Compound for Some but Not For All Galanin
                Receptors..................................................-26-
                (a)    Termination Right at End of Project Term............-26-
                (b)    Synaptic's Limited Termination Right................-26-
        14.6    BACLs Still Being Pursued but No Lead Compound by End
                of Project Term............................................-27-
                (a)    First BACL..........................................-27-
                (b)    Additional BACLs....................................-28-
        14.7    Lead Compound by End of Project Term.......................-31-
                (a)    First Lead Compound.................................-31-
                (b)    Additional Lead Compounds...........................-32-
        14.8    Two Targeted Galanin Receptors for Single BACL or Lead
                Compound...................................................-34-

ARTICLE XV.................................................................-34-
 Effect of Termination.....................................................-34-
        15.0    Termination Pursuant to Section 14.0 or Section 14.1.......-34-
                (a)    Rights and Obligations..............................-34-
                (b)    Survival of Certain Provisions......................-35-
        15.1    Termination Pursuant to Section 14.2.......................-35-
                (a)    Rights and Obligations..............................-35-
                (b)    Survival of Certain Provisions......................-35-
        15.2    Termination Pursuant to Section 14.3(b), Section 14.4(a),
                Section 14.4(c), Section 14.5(a) or Section 14.6(a)(ii)....-35-
                (a)    Rights and Obligations..............................-35-
                (b)    Survival of Certain Provisions......................-36-
        15.3    Partial Termination Pursuant to Section 14.3(a) or
                Section 14.4(b)............................................-36-


                               (iv)

                (a)    Restrictive Covenant................................-36-
                (b)    Survival of Certain Provisions......................-36-
        15.4    Partial Termination Pursuant to Section 14.5(b)............-37-
                (a)    Restrictive Covenant................................-37-
                (b)    Survival of Certain Provisions......................-37-
        15.5    Partial Termination Pursuant to Section 14.6 or
                Section 14.7...............................................-37-
                (a)    Restrictive Covenant................................-37-
                (b)    Survival of Certain Provisions......................-38-
        15.6    Option to Acquire License; Payments to Warner..............-38-
        15.7    Survival of Accrued Rights.................................-38-

ARTICLE XVI................................................................-39-
 Representations and Warranties............................................-39-
        16.1    Synaptic Prohibition Against Certain Third Party Licenses..-39-
        16.2    Warner Limitations on Certain Development Activities.......-39-
        16.3    Cost of Goods Sold Experience..............................-39-

ARTICLE XVII...............................................................-39-
 Miscellaneous Provisions..................................................-39-
        17.0    No Agency..................................................-39-
        17.1    Governing Law..............................................-39-
        17.2    Notices....................................................-39-
        17.3    Force Majeure..............................................-40-
        17.4    Amendment; Waiver..........................................-40-
        17.5    Indemnification............................................-41-
        17.6    Assignment.................................................-41-
        17.7    No Strict Construction.....................................-42-
        17.8    Counterparts...............................................-42-
        17.9    Entire Agreement...........................................-42-
        17.10   Headings...................................................-42-

Schedule I.................................................................-43-
        In Vivo Models.....................................................-43-

Schedule II................................................................-44-
        Specifications for Cells...........................................-44-
               A.      Cell Membranes......................................-44-
               B.      Cells for Signal Transduction Assays................-44-

Schedule III...............................................................-45-
        Research Plan......................................................-45-

Schedule IV................................................................-46-


                                       (v)

        Responsibilities of the Parties....................................-46-
               A.      Responsibilities of Synaptic........................-46-
               B.      Responsibilities of Warner..........................-46-



                                      (vi)

                  COLLABORATIVE RESEARCH AND LICENSE AGREEMENT


         This Agreement is made as of the 28th day of July, 1997 (the "Effective Date"), between Synaptic Pharmaceutical Corporation, a Delaware corporation having a principal place of business at 215 College Road, Paramus, New Jersey 07652-1410 ("Synaptic"), and Warner-Lambert Company, a Delaware corporation having a principal place of business at 201 Tabor Road, Morris Plains, New Jersey 07950 ("Warner").


                                    RECITALS

         1. Synaptic and Warner are each actively conducting research directed at discovering and developing compounds useful for treating a variety of disorders through the modulation of Galanin Receptors (as defined below).

         2. Synaptic has expertise in the discovery and cloning of receptor genes, the development of binding and signal transduction assays that employ cloned receptor genes for use in drug discovery programs, and the design and discovery of compounds that modulate the receptors of interest.

         3. Synaptic has utilized its expertise to discover and clone genes that code for Galanin Receptors, to develop binding and signal transduction assays that employ such genes and to design and discover Galanin Receptor-selective compounds, and Synaptic is continuing to utilize its expertise to attempt to discover and clone genes that code for additional Galanin Receptors, to develop additional binding and signal transduction assays that employ such genes and to design and discover Galanin Receptor-selective compounds.

         4. Warner has compound libraries that it would like to screen at Galanin Receptors cloned by Synaptic and has expertise in optimizing candidate compounds and in evaluating them in in vivo model systems.

         5. Warner has expertise in preclinical and clinical testing and in commercializing pharmaceutical products.

         6. Synaptic and Warner have expressed a mutual interest in utilizing their complementary skills and resources in a collaborative effort to discover and develop agonists and antagonists of Galanin Receptors for human therapeutic indications.

         NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties agree as follows:

                                    ARTICLE I
                                   Definitions

         When used in this Agreement, each of the following terms shall have the meaning set forth below:

         1.1 "Affiliate" means, with respect to Warner or Synaptic, any other entity directly or indirectly controlling, controlled by or under common control with such entity, but only for so long as such control exists. One entity shall be deemed to control another entity if it holds at least 50% of the voting stock or income interest of such other entity.

         1.2 "Biologically Active Chemical Lead" or "BACL" means a Chemical Lead or a chemical entity derived from a Chemical Lead that has exhibited preliminary evidence of therapeutic utility, as judged by the Steering Committee, in one or more In Vivo Models, and is an agonist or an antagonist of a Galanin Receptor.

         1.3 "Chemical Lead" means any chemical entity which binds to a Galanin Receptor either (a) at a concentration of [**] or less and to which synthetic chemistry resources are committed for the purpose of obtaining a BACL or (b) has been approved by both parties for testing in an In Vivo Model.

         1.4 "Cost of Goods Sold" means, with respect to any Product, the cost of goods sold, as computed in accordance with United States Generally Accepted Accounting Standards and in a manner consistent with the way in which Warner computes the cost of goods sold with respect to its other products generally. Subject to the preceding sentence, such cost may include, for example, formulation, filling, finishing, labeling and packaging (in accordance with Good Manufacturing Practice) of bulk drug for commercial therapeutic sales of a product, with no markup if internally produced, including the cost of all raw material, and the net cost of any value-added taxes actually paid or utilized in respect of the subject good.

         1.5 "FDA" means the United States Food and Drug Administration.

         1.6 "FTE" means a researcher employed by Synaptic or Warner and assigned to work on the Project with such time and effort to constitute one scientist working on the Project on a full time basis consistent with normal business and scientific practice (i.e., at least forty hours per week of dedicated effort for at least [**] weeks per year).

         1.7 "Galanin Receptor" means any G protein-coupled, membrane-bound receptor which binds galanin at ten nanomolar or lower concentration and with an affinity that is at least 100-fold higher than the affinity with which such receptor binds neuropeptide Y, norepinephrine and serotonin.



                                                        -2-
[** CONFIDENTIAL TREATMENT REQUESTED]

         1.8 "IND" means an investigational new drug application filed with the FDA, or any comparable application filed with a foreign equivalent of the FDA in a Major Market Country other than the United States.

         1.9 "In Vivo Model" means any of the tests for evaluating compounds set forth on Schedule I attached hereto and any other in vivo tests for evaluating the potential therapeutic utility of compounds.

         1.10 "Lead Compound" means any chemical entity which is or is derived from a Chemical Lead that has an affinity for each Galanin Receptor of which it is an agonist or an antagonist that is more than ten times greater than its affinity for any alpha adrenergic, neuropeptide Y or serotonin receptor and which Warner approves for the commencement of toxicology studies in accordance with Good Laboratory Practices, as defined in regulations promulgated by the FDA and in effect from time to time ("GLP").

         1.11 "Lead Compound Development Team" shall have the meaning set forth in Section 7.2(b).

         1.12 "Major Market Country" means any of the United States, France, Germany, Great Britain, Italy, Japan or Spain.

         1.13 "Management Committee" means the management committee formed pursuant to Section 3.0.

         1.14 "Net Sales" means, with respect to any Product, the gross amount invoiced to non-affiliated customers for sales of such Product in each calendar year, after deduction for the following items: (i) trade, quantity and cash discounts or rebates actually allowed to such customers, including, without limitation, payments made in connection with government-sponsored insurance programs; (ii) credits, rebates, charge-back rebates, reimbursements or similar payments actually granted or given to such customers for Products previously sold; (iii) any tax, tariff, duty or other governmental charge (other than income tax) levied on the sale, transportation or delivery of such Product and borne by the seller thereof ; (iv) any charge for freight or insurance actually borne by the customer; and (v) allowances for bad debt expense, in each case as determined in accordance with Warner's normal accounting procedures.

         1.15 "Novel Galanin Receptor" means, as of any date, a human Galanin Receptor which had not been cloned by Synaptic prior to such date.

         1.16 "Patent Rights" means patents and patent applications owned or controlled by Synaptic or Warner relating to Products, and all divisions, continuations, continuations-in-part, reissues, extensions and foreign counterparts thereof.

         1.17 "Product" means any pharmaceutical product which includes as an active ingredient a chemical entity which is an agonist or an antagonist of a Galanin Receptor which is included within Synaptic Background Technology or Project Technology, and which is made, used or sold for a Project Use.

         1.18     "Project" shall have the meaning set forth in Section 2.0.

         1.19 "Project Technology" means all know-how, trade secrets, assays, inventions, experimental data, experimental procedures, technology, biological, chemical and other materials and other proprietary information of Synaptic or Warner which relate to the Project and which are developed as part of the Project during the Project Term.

         1.20 "Project Term" means the period commencing as of the Effective Date and ending on the third anniversary of the Stage 2 Commencement Date.

         1.21 "Project Use" means any pharmaceutical use of an agonist or an antagonist of a Galanin Receptor in humans.

         1.22 "Research Committee" means the joint research committee formed pursuant to Section 3.1.

         1.23 "Research Plan" shall have the meaning set forth in Section 3.0.

         1.24 "Six-Month  Extension  Date"  shall have the meaning set forth in
Section 2.1(d).

         1.25 "Stage 1 Commencement Date" shall have the meaning set forth in
Section 2.1(b).

         1.26 "Stage 2 Commencement Date" shall have the meaning set forth in
Section 2.1(c).

         1.27 "Steering Committee" means the joint steering committee formed pursuant to Section 3.0.

         1.28 "Synaptic Background Technology" shall mean all technology, inventions, information, data, know-how, and materials (whether or not patented or patentable) that (i) are related to Galanin Receptors (including cloned
Galanin Receptors, transfected cells expressing Galanin Receptors, assays utilizing Galanin Receptors, and chemical entities identified as selective agonists or antagonists of Galanin Receptors), (ii) are owned or controlled by Synaptic and (iii) existed as of the Effective Date.

         1.29 "Targeted Galanin Receptor" means, with respect to any chemical entity, the Galanin Receptor which is the primary receptor target of such chemical entity.

         1.30  "Trigger  Event"  shall  have the  meaning  set forth in  Section
9.0(b).

         1.31     "Warner Library" means Warner's proprietary compound library.


                                   ARTICLE II
                         Scope and Structure of Project

         2.0 Scope of Project. During the Project Term, the parties shall engage in a collaborative research and development program to identify and develop Lead Compounds for Project Uses (the "Project"). The Project shall be conducted in accordance with the terms of this Agreement.

         2.1      Structure of Project.

                  (a)  General.  The Project  shall be  conducted in two stages:
Stage 1 and Stage 2.

                  (b) Duration of Stage 1. Stage 1 of the Project shall commence upon the date of the delivery to Warner of the cell membranes described in Part A of Schedule II (the "Stage 1 Commencement Date"). Unless this Agreement is terminated earlier pursuant to Article XIV, Stage 1 of the Project shall end as of the earliest of (i) the eighteen-month anniversary of the Stage 1 Commencement Date, (ii) the date on which a BACL shall have been identified or
(iii) if Warner shall have delivered the written notice contemplated by and in accordance with Section 14.3(b), the twelve-month anniversary of the delivery by Synaptic to Warner of the Novel Galanin Receptor referred to therein.

                  (c) Duration of Stage 2. Unless this Agreement is terminated earlier pursuant to Article XIV and subject to Section 2.1(d), Stage 2 of the Project shall commence on the fifteenth day following the conclusion of Stage 1 (the "Stage 2 Commencement Date"). Stage 2 of the Project shall end on the third anniversary of the Stage 2 Commencement Date.

                  (d) Suspension of Stage 2 Commencement Date. In the event that
(i) Synaptic discovers and clones, at any time during the period commencing on the twelve-month anniversary of the Stage 1 Commencement Date and ending on the eighteen-month anniversary thereof, a Novel Galanin Receptor and (ii) Warner terminates this Agreement in part pursuant to Section 14.4(b) due to its failure to have identified a BACL prior to such eighteen-month anniversary, Warner shall have the right, at its option, to suspend the Stage 2 Commencement Date until the six-month anniversary (the "Six-Month Extension Date") of the date as of which Synaptic shall have provided to Warner transfected cells or cell membranes which express the Novel Galanin Receptor. Such right shall be exercised, if at all, upon written notice to Synaptic no later than the fifteenth day following such eighteen-month anniversary. If Warner exercises its right pursuant to this
Section 2.1(d), the Stage 2 Commencement Date shall, unless this Agreement is subsequently terminated pursuant to Section 14.4(c), occur automatically and without any action on the part of the parties, on the Six-Month Extension Date.

                                   ARTICLE III
                       Management and Planning of Project;
                       Reports and Exchange of Information

         3.0 Steering Committee; Management Committee. The Steering Committee shall be formed promptly following the Effective Date, but in no event later than thirty days thereafter. Each party shall be entitled to appoint three members of its staff to act as its representatives on the Steering Committee. Each party may from time to time change its representation on the Steering Committee, but shall notify the other party promptly in writing of any such change.

         The Steering Committee shall be responsible for (a) monitoring and directing the activities of the Research Committee and resolving any issues which cannot be resolved by the Research Committee, (b) determining the overall direction of the Project (within the terms of this Agreement) and (c) recommending to each party for its approval the personnel, facilities, expertise and other resources to be used by each party in the performance of the Project. In addition, the Steering Committee shall have such other responsibilities as are set forth herein or contemplated hereby.

         The Steering Committee shall meet promptly following the Effective Date, but in no event later than thirty days thereafter, to (a) prepare such procedures and mechanisms as may be necessary for the Steering Committee and the Research Committee to operate in a manner which will ensure the efficient conduct of the Project and (b) devise, in collaboration with the Research Committee and for review and approval by each party, an initial research plan setting forth the principal goals to be achieved during Stage 1 of the Project, the relative priorities of the parties and the proposed timetables for achieving these goals (such initial research plan, as the same may be modified from time to time during the Project Term in accordance with this Agreement, being referred to herein as the "Research Plan"). Once approved by both parties, the initial Research Plan shall be attached to this Agreement as Schedule III. Such initial Research Plan, as the same may be modified from time to time in accordance with this Agreement, shall thereafter be deemed incorporated into and constitute a part of this Agreement. The Steering Committee shall meet at least quarterly and shall prepare agendas and minutes for each of its meetings.

         All actions taken and decisions made by the Steering Committee shall be by unanimous agreement.

         Any issues which cannot be resolved by the Steering Committee shall be referred to a Management Committee, comprising one individual from Synaptic and one individual from Warner, for resolution. The members of the Management Committee are currently, from Synaptic: Kathleen P. Mullinix, Chairman, President and Chief Executive Officer; and from Warner: Senior Vice President,
Research: Parke-Davis Pharmaceutical Division. Each of Synaptic and Warner may from time to time change its representation on the Management Committee, but shall notify the other party promptly in writing of any such change. The sole responsibilities of the Management Committee will be to resolve issues which cannot be resolved by the Steering Committee and to address infringement issues as contemplated by Section 11.3.

         3.1 Research Committee. The Research Committee shall be formed promptly following the Effective Date, but in no event later than thirty days thereafter. Each party shall be entitled to appoint three members of its staff to act as its representatives on the Research Committee. Each party may from time to time change its representation on the Research Committee, but shall notify the other party promptly of any such change. The Research Committee shall report to and operate under the overall direction of the Steering Committee.

         The Research Committee shall be responsible for (a) monitoring and directing the activities of the scientists working on the Project, (b) elaborating and coordinating action plans, (c) the economic use of capacities and (d) the fulfillment of the Research Plan. In addition, the Research Committee shall have such other responsibilities as are set forth herein or contemplated hereby.

         The Research Committee shall meet promptly following the Effective Date, but in no event later than thirty days thereafter, to devise, in collaboration with the Steering Committee, the initial Research Plan. Thereafter, the Research Committee shall meet at least quarterly. The Research Committee shall prepare agendas and minutes for each of its meetings. All actions taken and decisions made by the Research Committee shall be by unanimous agreement. Any issues which cannot be resolved by the Research Committee shall be referred to the Steering Committee.

         3.2 Meetings. The Steering Committee, the Management Committee and the Research Committee may meet by telephone or in person, as determined by the respective members of such committees; provided, however, that at least two meetings of the Research Committee shall be held in person each year. Attendance at meetings shall be at the respective expenses of the participating parties. The parties shall alternate the right to determine the location of each meeting, with Warner determining the location of the first meeting of each committee.

         3.3 Personnel and Resources. Each party shall commit such personnel, facilities, expertise and other resources to the Project as it may determine to be necessary to perform its obligations under this Agreement; provided, however, that each party shall devote a minimum of six FTEs per year to the Project during Stage 1 of the Project; provided further, however, that neither party warrants that the Project shall achieve any of the research objectives contemplated by the parties.

         3.4 Modification of Research Plan. The Steering Committee will review the Research Plan at least quarterly and propose, for review and approval by each party, any changes thereto that are determined to be appropriate in light of changing priorities of the Project or experience or knowledge gained in the course of the Project. In addition, the Research Plan shall be modified in accordance with Section 5.1. In implementing the Research Plan, the Research Committee shall endeavor to assign specific tasks to Synaptic and Warner so as to maximize progress of the Project and to avoid any duplication of research efforts.

         3.5 Conduct of Studies. All studies done in connection with the Project shall be carried out in strict compliance with all applicable laws, regulations and guidelines governing the conduct of research at the site where such studies are being conducted. Synaptic and Warner shall both comply with all laws and regulations applicable to the care and use of experimental animals at the site where the studies are conducted.

         3.6      Research with Third Parties; Third Party Technologies.

                  (a) No Research with Third Parties within Project Scope. Without the approval of the Steering Committee, neither party shall at any time during the Project Term conduct, by itself or with a third party, any research to identify and/or develop for a Project Use compounds the mechanism of action of which involves a Galanin Receptor with respect to which Warner has at such time an exclusive license from Synaptic hereunder. Any third party for or with which such research is to be conducted shall agree in advance to be bound by obligations of confidentiality no less stringent than those set forth in this Agreement, and shall be obliged to disclose the results of its research to the parties to this Agreement and, at a minimum, to grant to both parties a royalty-free license to use any technology, data or results arising out of such research within the scope of the Project.

                  (b) Research with Third Parties Outside Project Scope. In the event that either party desires to enter into a collaboration or other project with a third party the focus of which would be research relating to Galanin Receptors but which would not seek to develop agonists or antagonists of Galanin Receptors, such party (the "Proposing Party") shall notify the other party (the "Receiving Party") and provide the Receiving Party with a right of first negotiation with respect to such collaboration or project. The Receiving Party shall have thirty days within which to exercise such right and ninety days within which to conclude an agreement relating thereto. If the Receiving Party fails to exercise its right of first negotiation or to conclude an agreement within the aforementioned time periods, the Proposing Party shall be free to pursue such collaboration or project with a third party on terms no more favorable to such third party than the Receiving Party indicated it was willing to accept during such ninety-day period. Anything contained in this Agreement to the contrary notwithstanding, this Section 3.6(b) shall apply for only so long as Warner has an exclusive license from Synaptic hereunder with respect to at least one Galanin Receptor.

                  (c) Acquiring Third Party Technologies. In the event the parties become aware of technology of a third party relating to Galanin Receptors at any time during the Project Term, the Steering Committee shall determine whether such technology should be brought into the Project. [**]

         3.7 Written Reports. The Research Committee shall prepare or cause to be prepared, at least once every six months during the Project Term, confidential written reports. These reports

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shall  summarize  the  progress  of the  Project,  the  development  of  Project
Technology, Chemical Leads and Lead Compounds by code number, the manpower utilization and the future direction of the Project, and shall be distributed to the members of the Steering Committee.

         3.8 Disclosure of Technology. Synaptic shall disclose to Warner on an ongoing basis Synaptic Background Technology to the extent necessary for purposes of the Project and Synaptic and Warner shall each disclose to the other on an ongoing basis all Project Technology. Such disclosure may include limited visits by Synaptic and Warner to the facilities of the other to permit discussion and observation of Synaptic Background Technology and Project Technology, any such visits to be with a frequency and duration to be agreed upon by the Research Committee.

         3.9 Samples. During the Project Term, Synaptic and Warner shall provide each other with samples of materials which embody Synaptic Background Technology and Project Technology, and may also provide each other with such other samples for use in the Project as may be reasonably requested and approved by the Research Committee. Any such samples shall be cared for by the receiving party in accordance with Article XII.


                                   ARTICLE IV
                             Stage 1 of the Project

         4.0 Principal Objectives. The principal objectives of Stage 1 of the Project will be (i) to identify at least one BACL and (ii) to discover and clone genes that code for human and rat Galanin Receptors (in addition to GalR1, GalR2 and GalR3). Toward these objectives, Synaptic and Warner shall have during Stage 1 of the Project the responsibilities set forth on Schedule IV attached hereto, as the same may be modified from time to time by the Research Plan.


                                    ARTICLE V
                             Stage 2 of the Project

         5.0 Principal Objectives. The principal objectives of Stage 2 of the Project will be (a) to develop Lead Compounds based on BACLs identified during Stage 1 of the Project, (b) to identify and develop additional BACLs as potential backups for the BACLs referred to in the foregoing clause (a), (c) to identify and develop additional BACLs for Project Uses, (d) to discover and clone genes for human and rat Galanin Receptors that have not theretofore been cloned and (e) to continue, to the extent determined by the Steering Committee to be appropriate, to perform the activities which were undertaken as part of Stage 1.

         5.1  Reconsideration  of Research Plan.  Promptly following the Stage 2
Commencement Date, but in no event later than thirty days thereafter, the Steering Committee shall meet to reconsider and revise the Research Plan based upon its determination of the specific objectives and priorities of the Project at the time and the number of FTEs and other resources to be dedicated to the Project by each party, and shall submit such revised Research Plan to each party for review and approval.


                                   ARTICLE VI
                    Funding of Project and Equity Commitment

         6.0 Stage 1 Funding. During Stage 1 of the Project, each party shall bear the costs and expenses of any work done by it at its laboratories as part of the Project pursuant to this Agreement.

         6.1      Stage 2 Funding.

                  (a) Research Funding. In consideration for the research performed and to be performed by Synaptic as part of the Project, Warner shall provide research funding to Synaptic to support that number of FTEs assigned from time to time to work on the Project during the period beginning on the Stage 2 Commencement Date and ending on the last day of Stage 2 of the Project. The amount of such research funding shall be calculated at the rate (the "Rate") of [**] per annum per Synaptic FTE. The Rate shall be subject to adjustment on the Stage 2 Commencement Date for inflation during the period from the Effective Date to the Stage 2 Commencement Date, such adjustment to be made pursuant to the Bureau of Labor Statistics Consumer Price Index for Urban Consumers, New York, N.E. New Jersey Metropolitan Region Price Index (the "CPI"). The Rate, as adjusted in accordance with the immediately preceding sentence, shall thereafter be subject to adjustment for inflation pursuant to the CPI on each anniversary of the Stage 2 Commencement Date.

                  (b) Other Amounts. In addition to the research funding to be provided pursuant to Section 6.1(a), Warner shall, to the extent approved by the Steering Committee, reimburse Synaptic for its out-of-pocket, third party costs incurred in the direct performance of its obligations under the Research Plan during Stage 2 of the Project.

                  (c) Payment. The research funding referred to in Section 6.1(a) shall be paid to Synaptic by Warner in substantially equal quarterly payments on or before the first day of each calendar quarter during the term of this Agreement; provided, however, that the first payment of research funding shall be made within forty-five days following the Stage 2 Commencement Date and if the Stage 2 Commencement Date is not the first day of a calendar quarter, such payment shall be equal to a pro-rated portion of the quarterly payment (based on the number of days between the Stage 2 Commencement Date and the beginning of the first complete calendar quarter following such date). Reimbursements pursuant to Section 6.1(b) shall be made promptly upon (and in no event later than thirty days following) presentation by Synaptic to Warner of invoices received from such third parties for the related expenditures.



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



         6.2      Stage 2 Equity Commitment.

                  (a) Synaptic Put Option. During the period beginning on the Stage 2 Commencement Date and ending on the fifth anniversary thereof, Synaptic shall have the right, at its option, to require Warner, and Warner hereby agrees upon the exercise of such right by Synaptic in accordance with this Section 6.2, to invest [**] in shares of Common Stock, $.01 par value (the "Common
Stock"), of Synaptic. Synaptic's right under this Section 6.2 shall be exercisable upon the giving by Synaptic to Warner of written notice stating that Synaptic is exercising its right under Section 6.2 of this Agreement. Warner shall select a date on which to consummate the purchase (the "closing date") and shall notify Synaptic of such date at least three business days prior thereto. The closing date shall be not more than thirty days following Warner's receipt of the exercise notice from Synaptic. The specific number of shares of Common Stock to be purchased by Warner shall equal such number of whole shares of Common Stock as results from the quotient of [**] divided by [**] of the average last sale price of Common Stock, as reported by The Nasdaq Stock Market, for the twenty trading days of the Common Stock preceding the closing date.
No fractional shares shall be issued.

                  (b) Conditions to Warner Stock Purchase Obligation. Warner's obligation to purchase the Common Stock pursuant to this Section 6.2 shall be conditioned on: (i) Synaptic not being in breach or default of its material obligations under this Agreement as of the closing date; and (ii) Synaptic representing as of the closing date that: (A) it is solvent; and (B) the information contained in all annual and quarterly reports and filings made to the United States Securities and Exchange Commission for the period from the date of this Agreement through the closing date was true and accurate in all material respects at the time of submission and no changes have occurred since the date of any such submission which were required to have been disclosed prior to the closing date but which were not disclosed and which would materially adversely affect Synaptic's business as a whole.

                  (c) Transfer Restrictions; Stock Registration. The shares of Common Stock acquired by Warner pursuant to this Section 6.2 shall not be transferable by Warner until the first anniversary of the closing date. Synaptic shall register the shares of Common Stock acquired by Warner pursuant to this
Section  6.2  under  the  Securities  Act of 1933,  as  amended,  by such  first anniversary. In connection with such registration, Warner shall furnish to Synaptic such information regarding Warner as Synaptic may reasonably request. In addition, Warner shall indemnify Synaptic against any claims, losses, damages and liabilities arising out of any untrue statement of a material fact or omission thereof in a registration statement covering the shares acquired by Warner, but only to the extent that such statement or omission is made in the registration statement in reasonable reliance upon and accurately incorporates the written information provided by Warner to Synaptic. Warner shall bear up to the first $25,000 of the fees and expenses incurred by Synaptic in connection with the registration of the shares of Common Stock acquired by it (including, without limitation, the costs of preparing, reviewing and filing any registration statement covering such shares), as well as all of its own fees and expenses incurred in connection with any such registration.



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                                   ARTICLE VII
                  License Grants and Commercialization Efforts

         7.0      Grant by Synaptic.

                  (a)  License  Grant.  Synaptic  hereby  grants  to  Warner  an exclusive, worldwide license to use, for the sole purpose of discovering, developing, manufacturing, having manufactured, using and selling Products for Project Uses, all Synaptic Background Technology, all Synaptic Project Technology and all Synaptic Patent Rights, subject to the reservation in favor of Synaptic of the right to use all Synaptic Background Technology, all Synaptic Project Technology and all Synaptic Patent Rights for the purposes of carrying out its obligations under this Agreement and for all other purposes not falling within the scope of the license hereby granted.

                  (b) Limited Sublicensing Rights. The licenses granted pursuant to Section 7.0(a) above shall not be sublicensable by Warner except to the extent necessary to enable Products to be manufactured, used or sold by Warner's Affiliates and/or sold by third parties ("permitted sublicensees").

         7.1 Grant by Warner. Warner hereby grants to Synaptic, a nonexclusive, worldwide, royalty-free license to use solely for the purposes of carrying out its obligations under this Agreement, all Warner Project Technology and all Warner Patent Rights.

         7.2      Efforts to Commercialize, Etc.

                  (a) Development, Commercialization and Sales Efforts. With respect to each Lead Compound, Warner shall exercise reasonably diligent efforts toward developing and commercializing such Lead Compound as a Product and optimizing the sales thereof. [**]

                  (b) Lead Compound Development Team. Promptly after a BACL is designated a Lead Compound, Warner shall form a lead compound development team which shall oversee the pre-clinical and clinical development of such Lead Compound through the filing of an NDA on a

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



Product arising from such Lead Compound (the "Lead Compound Development Team"). At the time that Warner appoints the Lead Compound Development Team, it shall promptly inform Synaptic and Synaptic shall have the authority to appoint one of its employees to such team. Such Synaptic representative shall be provided with
(i) reasonable advance notice of and an opportunity to attend all meetings of the Lead Compound Development Team and (ii) copies of all documentation and minutes prepared for such Lead Compound Development Team's review and approval. All actions taken and decisions made by the Lead Compound Development Team shall be under the direction and control of Warner and all meetings thereof shall be held in Ann Arbor, Michigan, or such other location as Warner shall determine. Synaptic shall be responsible for paying all travel costs and expenses incurred by its representative in attending such meetings. A party may change any of its appointments to the Lead Compound Development Team at any time upon giving written notice to the other party.

                  (c) Synaptic Participation in Post-NDA Filing Activities. Following the filing of an NDA on a Product arising from a Lead Compound, Warner shall keep Synaptic fully informed concerning the status of the regulatory approval process as it relates to such Product and its plans, strategies and activities with respect to the commercialization of such Product. Warner shall give reasonable consideration to Synaptic's comments and suggestions concerning the foregoing. Synaptic shall be responsible for paying all costs and expenses incurred by it in connection with its participation in the foregoing.

                                  ARTICLE VIII
                                    Royalties

         8.0      General.

                  (a) Royalty Percentages. In further consideration of the licenses granted to Warner hereunder, Warner shall pay to Synaptic a royalty on Net Sales of each Product as follows:

                  [**]

                  (b) Royalties on Unpatented Products. In the case of Net Sales of any Product in a country in which the manufacture, use or sale of such Product is not covered by a claim of the

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



Patent Rights (an "Unpatented Product"), the rate of the royalty payable in respect of such Net Sales shall be reduced to one-half of the royalty rate payable pursuant to Section 8.0(a).

                  (c) Cost of Goods Sold Limitation. Notwithstanding anything contained herein to the contrary, the percentage royalty payable in any calendar quarter with respect to Net Sales of each Product pursuant to the provisions of this Section 8.0 shall be reduced by the number of percentage points by which the Cost of Goods Sold for such Product in such quarter exceeds[**] of the Net Sales of such Product in such quarter.

                  (d) Annual Reconciliation of Royalty Payments Due. If, with respect to any Product, the aggregate Net Sales in any calendar year should exceed any of the thresholds set forth in Section 8(a), then sales of each category of the Product (i.e., Unpatented Products and Products covered by a claim of the Patent Rights ("Patented Products")) shall be deemed to have taken place in the same proportion throughout the calendar year and the parties will reconcile the payments made by Warner with respect to such calendar year within ninety days following the end of any such calendar year. (For example, if Net Sales of Products in any Year totalled $750 million of which $500 million (i.e., 2/3) were of Patented Products and $250 million (i.e., 1/3) were of Unpatented Products, the royalties due on such sales would be calculated as follows:

                  Patented Products:

                  $250  million x 2/3 at [**]
                  $250  million x 2/3 at [**]
                  $250  million x 2/3 at [**]

                  Unpatented Products:

                  $250  million x 1/3 at [**]
                  $250  million x 1/3 at [**]
                  $250  million x 1/3 at [**]

                  Total royalties = [**]

                  (e) Term of Royalty Obligation. Warner's obligation to pay Synaptic royalties under this Agreement shall commence as of the date of the first commercial sale of a Product for a Project Use and, subject to the last sentence of this Section 8.0(e), shall continue (i) for Patented Products, until the expiration of the last to expire of the Patent Rights relating to each such Product and (ii) for Unpatented Products, until the tenth anniversary of such date of first commercial sale, in each case on a country-by-country basis. Only one royalty will be due on the sale of a specific Product, regardless of the number of patent claims covering such Product. If the Patent Rights relating to a Patented Product expire, lapse or are revoked before the expiration of ten years from the launch date in any country, the Product shall be treated as an Unpatented Product until (A) if no generic form of the Product is being sold in such country, the end of the ten-year period and (B) if

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



a generic form of the Product is being sold in such country, the second anniversary of the later of (x) the first commercial sale of such generic form of the Product in such country and (y) the date of such expiration, lapse or revocation and thereafter, no royalty shall be payable on such Product in such country.

         8.1 Currency of Payment. All payments to be made to Synaptic under this Agreement shall be made in United States dollars in the United States to a bank account designated by Synaptic. Royalties earned shall first be determined in the currency of the country in which they are earned and then converted to their equivalent in United States currency. The buying rates of exchange for the currencies involved into the currency of the United States quoted by Citibank (or its successor in interest) in New York, New York at the close of business on the last business day of the quarterly period in which the royalties were earned shall be used to determine any such conversion.

         8.2 Payment and Reporting. The royalties earned under Section 8.0 during any calendar quarter shall be paid within sixty days after the close of such quarter. With each such quarterly payment, Warner shall furnish Synaptic with a royalty statement (the "Royalty Statement"), setting forth on a country-by-country basis the total number of units of each Product made, used and/or sold during the calendar quarter with respect to which the royalty payment is being made.

         8.3 Records. Warner shall keep, and shall require its Affiliates and permitted sublicensees to keep, accurate books and accounts of record in connection with the manufacture, use and/or sale by or for it of the Products in sufficient detail to permit accurate determination of all figures necessary for verification of royalty obligations set forth in this Article VIII. Such records shall be maintained for a period of three years from the end of each year in which sales occurred. Synaptic, at its expense, through a nationally recognized certified public accountant, shall have the right to access such books and records for the sole purpose of verifying the Royalty Statements, such access to be conducted after reasonable prior notice by Synaptic to Warner during Warner's ordinary business hours and not more frequent than once during each calendar year. Synaptics' certified public accountant shall not disclose to Synaptic or any other party any information other than information that should properly be contained in a royalty report required under this Agreement and shall sign an agreement to that effect. If, as a result of such accounting, it is determined that Synaptic received at least 5% less than it was properly due in respect of any quarter, then Warner shall pay to Synaptic, in addition to the amount of the discrepancy, (a) interest accrued thereon during the period from the date as of which such amount was originally due to the date of payment, such interest to be computed at the average prime rate announced by Citibank N.A. during such period plus 2%, and (b) an amount equal to the costs reasonably incurred by Synaptic in conducting the accounting (including the fees and expenses of Synaptic's certified public accountant).

         8.4 Computation of Royalties. Sales of Products among Warner and its Affiliates and permitted sublicensees shall not be subject to royalties under this Article VIII, but in such instances royalties shall be payable upon Warner's, its Affiliates' and its permitted sublicensees' sales to independent third parties. Nothing contained herein shall obligate Warner to pay Synaptic more than one royalty on any unit of a Product.

         8.5 Taxes Withheld. Any income or other tax that Warner, its Affiliates or sublicensees is required to withhold (the "Withholding Party") and pay on behalf of Synaptic hereunder (the "Withheld Party") with respect to the royalties payable under this Agreement shall be deducted from and offset against said royalties prior to remittance to the Withheld Party; provided, however, that in regard to any tax so deducted, the Withholding Party shall give or cause to be given to the Withheld Party such assistance as may reasonably be necessary to enable the Withheld Party to claim exemption therefrom or credit therefor, and in each case shall furnish the Withheld Party proper evidence of the taxes paid on its behalf.

         8.6 Licenses to Affiliates. Each party shall, at the other party's request, sign license and/or royalty agreements directly with the other party's Affiliates and permitted sublicensees in those situations where such agreements would not decrease the amount of royalties which would be owed hereunder. Such agreements shall contain the same language as contained herein with appropriate changes in parties and territory. No such license and/or royalty agreement will relieve Warner of its obligations hereunder, and Warner will guarantee the obligations of its Affiliate or sublicensee in any such agreement. Royalties received directly from Warner's Affiliates and sublicensees shall be credited towards Warner's royalty obligations under Section 8.0.

         8.7 Restrictions on Payment. The obligation to pay royalties under this Agreement shall be waived and excused to the extent that statutes, laws, codes or government regulations in a particular country prevent such royalty payments by the seller of Products, provided, however, that if legally permissible, the seller of Products shall pay the royalties owed to the other party hereto by depositing such amounts in a bank account in such country that has been designated by the party owed such royalties.


                                   ARTICLE IX
                               Milestone Payments

         In addition to the other amounts which Warner is required to pay to Synaptic hereunder and in consideration for the rights and licenses granted by Synaptic to Warner hereunder:

         9.0      First Lead Compound Designated by End of Project Term.

                  (a) Milestone Amounts. Subject to the provisions of Article XIV, with respect to the first Lead Compound designated by Warner as such prior to the end of the Project Term, Warner shall become obligated to pay Synaptic:

                  (i) [**] upon the designation of such Compound as a Lead Compound;

                  (ii) [**] upon the acceptance for filing of the first IND covering such Lead Compound;


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                  (iii)  [**]  upon  the  commencement  of  Phase  II
clinical trials;

                  (iv)   [**] upon the commencement of Phase III
clinical trials;

                  (v) [**] upon the sixtieth day following the submission of an NDA covering such Lead Compound with the FDA or a comparable submission in another Major Market Country, provided that Warner has not received written notice from the FDA or an equivalent foreign agency during such sixty-day period stating that the NDA has not been accepted for filing;

                  (vi) [**] upon the approval of an NDA covering such Lead Compound by the FDA or approval of a comparable submission in another Major Market Country; and

                  (vii) [**] upon the approval for marketing of such Lead Compound in a Major Market Country; provided, however, that such [**] milestone payment shall not be payable unless and until an NDA covering such Lead Compound or a comparable submission in Japan shall have been approved.

                  (b) Trigger Event. For convenience of reference, each of the events described in clauses (i) through (vii) above is referred to herein as a "Trigger Event." Each of the payments described in clauses (i) through (vii) above shall be due not later than thirty days following the Trigger Date described therein.

                  (c) Exceptions to Payment Obligations. Notwithstanding anything contained herein to the contrary, with respect to any Lead Compound for which Warner becomes obligated to make a milestone payment under any of Sections
9.1 through 9.5, no payment obligation shall arise under Section 9.0(a).

         9.1 Second Lead Compound with Different Mechanism of Action. With respect to any Lead Compound the mechanism of action of which involves a different Targeted Galanin Receptor than any Lead Compound with respect to which Warner has previously made the milestone payments referred to in each of clauses
(i) through (vii) of Section 9.0(a), Warner shall become obligated to make milestone payments to Synaptic in the amounts and upon the occurrence of the Trigger Events described in clauses (i) through (vii) of Section 9.0(a); provided, however, that the amount of the milestone payment which Warner shall become obligated to make pursuant to clause (i) shall be reduced to [**].

         9.2 Third and Each Additional Lead Compound with Different Mechanism of Action. With respect to any Lead Compound the mechanism of action of which involves a different Targeted Galanin Receptor than does (a) the mechanism of action of any Lead Compound with respect to which Warner has previously become obligated under Section 9.0(a) to make the milestone payments referred to in each of clauses (i) through (vii) thereof and (b) the mechanism of action of


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any Lead Compound with respect to which Warner has previously  become  obligated under Section 9.1 to make the milestone  payments referred to in each of clauses
(i) through (vii) of Section 9.0(a), Warner shall become obligated, upon the occurrence of the Trigger Events described in clauses (i) through (vii) of
Section 9.0(a), to make milestone payments to Synaptic equal to [**] of the respective amounts set forth in such clauses; provided, however, that the amount of the milestone payment which Warner shall be obligated to make upon the occurrence  of the Trigger  Event  described in clause (i) shall be [**] instead
of   [**].

         9.3 Backup Compounds. With respect to any Lead Compound that is a backup compound (the "Backup Compound") for a Lead Compound with respect to which Warner has previously become obligated under Sections 9.0, 9.1 or 9.2 to make any of the milestone payments referred to in such sections (the "Replaced Compound"), Warner shall become obligated, upon the occurrence of each Trigger Event with respect to such Backup Compound, to make the corresponding milestone payment under such sections to Synaptic; provided, however, that no such payment obligation shall arise upon the occurrence of any Trigger Event if such Trigger Event (a) would not have triggered a payment obligation with respect to the Replaced Compound or (b) had previously occurred with respect to the Replaced Compound.

         9.4 Second Generation Compounds. With respect to any Lead Compound (a "Second Generation Compound") that is a second generation compound of a Lead Compound with respect to which Warner has previously become obligated under Sections 9.0, 9.1, 9.2 or 9.3 to make all of the milestone payments referred to in such sections, Warner shall become obligated, upon the occurrence of each Trigger Event referred to in clauses [**] of Section 9.0(a) with respect to such Second Generation Compound, to make the corresponding milestone payment under such sections to Synaptic, but only to the extent of [**] thereof.

         9.5 Same Compound but Different Therapeutic Indication. In the event that any Lead Compound (an "Additional Indication Compound") with respect to which Warner has previously become obligated under Sections 9.0, 9.1, 9.2, 9.3 or 9.4 to make any of the milestone payments referred to in such sections is pursued for a therapeutic indication which is different from the therapeutic indication that was its focus at the time that any such payment obligation arose, Warner shall become obligated, upon the occurrence of each Trigger Event referred to in clauses (i) through (vii) of Section 9.0(a) with respect to such Additional Indication Compound, to make the corresponding milestone payment under such sections to Synaptic; provided, however, that no such payment obligation shall arise upon the occurrence of the Trigger Event referred to in [**] if such Trigger Event had previously occurred with respect to such Compound.




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                                    ARTICLE X
                    Royalties and Milestones on Pre-Existing
                            Compounds in Development

         In lieu of the provisions contained in Section 8.0 and Article IX, the following provisions of this Article X shall apply to any chemical entity with respect to which GLP toxicology studies have either commenced or been completed as of the Effective Date (any such chemical entity being referred to herein as an "Other Compound"):

         Section 10.1 Pre-Phase II Completion Other Compound. In the case of any Other Compound which (a) Warner is developing for a particular therapeutic indication (the "Original Indication"), (b) has not undergone clinical testing beyond Phase II clinical trials (or comparable trials outside the United States) and (c) is determined to have activity measured at one or more Galanin Receptors included within Synaptic Background Technology or Project Technology, Warner shall pay Synaptic royalties and milestones as follows:

                  (i) If Warner continues to develop the Other Compound for the Original Indication and does not utilize the information relating to the Other Compound's galanin activity in any way, including, without limitation, in its FDA (or comparable foreign) registration package or its promotional or other marketing activities relating to such Compound, then Warner shall not be required to pay Synaptic any royalties or milestones with respect to such Compound;

                  (ii) If Warner continues to develop the Other Compound for the Original Indication (and not for a new therapeutic indication), but utilizes the information relating to the Other Compound's galanin activity either (A) in its development of such Other Compound and the Original Indication involves the diagnosis, treatment or prevention of the condition implicated by the galanin activity or (B) in its FDA (or comparable foreign) registration package or its promotional or other marketing activities relating to such Compound, then Warner shall be required to pay Synaptic [**] of the royalties payable under Article VIII and [**] of any milestones payable under Article IX; provided, however, that such milestones shall be payable only with respect to Trigger Events which as of the time the information was generated had not previously occurred; and

                  (iii) If Warner develops the Other Compound for a new therapeutic indication in addition to or in lieu of the Original Indication and utilizes the information relating to the Other Compound's galanin activity either (A) to develop such Other Compound for such new indication or (B) in its FDA (or comparable foreign) registration package or its promotional or other marketing activities relating to such Compound, then Warner shall be required to pay Synaptic [**] of the royalties payable under Article VIII and [**] of any milestones payable under Article IX; provided, however, that such milestones shall be payable only with respect to Trigger Events which as of the time the information was generated had not previously occurred.


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         Section 10.2 Post-Phase II Completion  Other  Compound.  In the case of any Other Compound (a) with respect to which Phase II clinical trials (or comparable trials outside the United States) have been successfully completed for an Original Indication and (b) which is determined to have activity measured at one or more Galanin Receptors included within Synaptic Background Technology or Project Technology, Warner shall pay Synaptic royalties and milestones as follows:

                  (i) If Warner continues to develop the Other Compound for the Original Indication and does not utilize the information relating to the Other Compound's galanin activity in any way, then Warner shall not be required to pay Synaptic any royalties or milestones with respect to such Compound;

                  (ii) If Warner continues to develop the Other Compound for the Original Indication (and not for a new therapeutic indication), but utilizes the information relating to the Other Compound's galanin activity either (A) in its development of such Other Compound and the Original Indication involves the diagnosis, treatment or prevention of the condition implicated by the galanin activity or (B) in its FDA (or comparable foreign) registration package or its promotional or other marketing activities relating to such Compound, then Warner shall be required to pay Synaptic [**] of the royalties payable under Article VIII and [**] of any milestones payable under Article IX; provided, however, that such milestones shall be payable only with respect to Trigger Events which as of the time the information was generated had not previously occurred; and

                  (iii) If Warner develops the Other Compound for a new therapeutic indication in addition to or in lieu of the Original Indication and utilizes the information relating to the Other Compound's galanin activity either (A) to develop such Other Compound for such new indication or (B) in its FDA (or comparable foreign) registration package or its promotional or other marketing activities relating to such Compound, then Warner shall be required to pay Synaptic [**]of the royalties payable under Article VIII and [**]of any milestones payable under Article IX; provided, however, that such milestones shall be payable only with respect to Trigger Events which as of the time the information was generated had not previously occurred.


                                   ARTICLE XI
                                Patent Protection

         11.0 Disclosure of Inventions. In the event that a patentable invention is conceived or reduced to practice in the course of and within the scope of the Project by employees of Synaptic and/or Warner, the party whose employees made the invention shall promptly inform the other party.

         11.1 Ownership of Project Technology and Inventions. All Project Technology shall be owned as follows: (a) by Synaptic if and to the extent such Project Technology concerns Galanin Receptors, assays incorporating Galanin Receptors, uses of Galanin Receptors, and uses of Galanin


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



Receptor agonists or antagonists defined not by chemical structures but by the nature of their interaction with Galanin Receptors; and (b) by Warner if and to the extent such Project Technology concerns chemical entities defined by chemical structures, processes for making such chemical entities, compositions incorporating such chemical entities, and methods of using such chemical entities and compositions. All patentable inventions encompassed within Project Technology on which patent applications are filed shall identify as inventors all persons determined to be inventors in accordance with United States laws of inventorship. In the event that a Synaptic employee is an inventor of Project Technology to be owned by Warner or a Warner employee is an inventor of Project Technology to be assigned to Synaptic, Synaptic or Warner, whichever is applicable, shall be responsible for having an assignment to it of such employee's rights and for assigning such rights to the other party.

         11.2     Preparation, Filing and Prosecution of Patent Applications.

                  (a) Responsible Party. Synaptic shall be responsible for the preparation, filing, prosecution, and maintenance of patents and patent applications included within Synaptic Background Technology and within Patent Rights owned or controlled by Synaptic. Warner shall be responsible for the preparation, filing, prosecution, and maintenance of patents and patent applications included within Patent Rights owned or controlled by Warner. Whichever of Synaptic or Warner is the responsible party shall keep the other party fully informed concerning its activities pursuant to this Section 11.2(a) and shall provide the other party with a reasonable opportunity to review and comment on all substantive actions which could materially affect the scope or validity of the patent coverage which may result in advance of taking such action. All review and comment by the non-responsible party shall be carried out promptly.

                  (b) Assistance. If so requested by the responsible party, the other party shall provide reasonable assistance to the responsible party in order to obtain the optimum patent protection for any invention covered by a claim of a patent or patent application prepared, filed, prosecuted or maintained pursuant to Section 11.2(a).

                  (c) Abandonment. If at any time the responsible party determines not to prepare, file, prosecute, or maintain a patent or patent application for which it is responsible to do so, such responsible party will promptly notify the other party of its determination within a time frame that insures no loss of potential patent protection. If the other party then wishes to pursue any such patent or patent application the responsible party shall assign its rights to the other party subject to the grant back to it by such other party of a royalty-free nonexclusive license under any such patent or patent application. The other party shall thereafter be the responsible party pursuant to Section 11.2(a) and the initial responsible party shall fully cooperate with the other party in its pursuit of such patent or patent application.

                  (d) [**]


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[**]

         11.3 Third Party Infringement. In the event Synaptic or Warner becomes aware of any actual or threatened infringement of any Patent Right of either party which claims an invention, that party shall promptly notify the other and the Management Committee shall promptly discuss how to proceed in connection with such actual or threatened infringement. In the conduct of any legal action pursuant to this Section 11.3, (i) if one party proceeds, the actual costs and expenses of such action shall be reimbursed first to such party and then to the other party out of any damages or other monetary awards recovered therein in favor of Warner or Synaptic or (ii) if both parties proceed, the actual costs and expenses of such action shall be reimbursed proportionally between the parties out of any damages or other monetary awards recovered therein in favor or Warner or Synaptic, based on the actual costs and expenses incurred by each party in connection with such action. Any remaining damages or other monetary recovery shall be divided as follows: (a) under case (i) [**] to the party which proceeds and [**]to the party which does not proceed; and (b) under case (ii) in the same proportion as is applicable to the actual costs and expenses incurred by each party in connection with such action. If either party commences any actions or proceedings (legal or otherwise) pursuant to this Section 11.3, it shall prosecute the same vigorously at its expense and shall not abandon or compromise them or fail to exercise any rights of appeal without giving the other party the right to take over the prosecuting party's conduct at such other party's own expense.

         11.4     Allegations of Infringement by Third Parties.

                  (a) Licenses Under Third Parties' Patents. If Warner should be of the opinion that it cannot commercially reasonably make, import, use, market and/or sell a Product without infringing a third party's patent or other intellectual property rights, it shall notify Synaptic and may endeavor to secure a license from the third party on terms that are acceptable to Warner. If such a license is secured, then [**]of any payments payable by Warner thereunder shall be deducted from royalty payments due to Synaptic pursuant to this Agreement with respect to such Product in such country; [**]


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                  (b) Defense of Suits by Third  Parties  Relating to  Products.
Warner shall be solely responsible for any threatened or actual claims for third party patent infringement or other third party intellectual property right arising out of the manufacture, use, sale or importation of a Product. Upon receiving notice of such actual or threatened claims, Warner shall promptly meet with Synaptic to discuss the course of action to be taken to resolve or defend any such infringement litigation. [**]

                  (c) Defense of Suits by Third Parties Relating to Research Activities. Each party shall be solely responsible for any threatened or actual claims for third party infringement or other third party intellectual property right arising out of its own research activities in the course of carrying out the Project.

                  (d) Pre-Existing Infringement Claims. Notwithstanding the foregoing, each party will pay 100% of any costs and expenses and damages or other consideration resulting from a third party patent infringement action if it relates solely to allegations of infringement made against such party prior to the Effective Date.


                                   ARTICLE XII
                                 Confidentiality

         12.0 Obligations. Until the tenth anniversary of the Effective Date, each of Synaptic and Warner shall use its best efforts to retain in confidence and not use, except as provided in this Agreement, all Project Technology received from the other party. Such information may, however, be disclosed in order to allow either party to defend against litigation with a third party (subject, where possible, to adequate safeguards for confidentiality), in connection with either party's filing and prosecution of patent applications and in order to enable either party to comply with laws and governmental regulations.

         12.1 Waiver of Confidentiality Obligation. The obligation of confidentiality set forth in Section 12.0 shall be deemed waived as to information which (a) is in the public domain, (b) comes into the public domain through no fault of the party claiming waiver, (c) the party claiming waiver can show by written records was known by it prior to disclosure hereunder, (d) is disclosed to the party claiming waiver without obligation of confidentiality by a third party having a legal right to make such disclosure or (e) is required to be disclosed by law.

         12.2 Disclosure of Agreement. Except as required by law, neither party shall release to any third person or publish in any way any non-public information relating to the terms of this Agreement or to the Project, including, without limitation, the provisions of Article XIV, without the prior written consent of the other party, which consent shall not be unreasonably withheld.


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         12.3  Publicity.  The  text  of any  press  release  relating  to  this
Agreement or the transactions contemplated hereby shall be reviewed in advance by both parties and may not, except as required by law, be published without the prior written approval of both parties.

         12.4 Scientific Publications. During the Project Term, neither party shall make any scientific publication concerning the results of its studies carried out under this Agreement without the prior written approval of the other party. During such period, each party shall provide the other party with the opportunity to review any proposed manuscripts or abstracts which relate to the Project at least thirty days prior to their intended submission to any scientific publisher and not to submit any such manuscript or abstract without the written authorization of the reviewing party.


                                  ARTICLE XIII
                                      Term

         This Agreement shall become effective on the Effective Date and shall, unless terminated earlier pursuant to Article XIV, remain in effect until the last expiration of any royalty obligation pursuant to this Agreement.


                                   ARTICLE XIV
               Termination and License Maintenance Payment Options

         This Agreement may be terminated, in whole or in part, in accordance with any of the following provisions.

         14.0 Material Default. If either party (the "Defaulting Party") shall be in default of any of its material obligations under this Agreement and shall fail to cure such default within sixty days following receipt of written notice thereof from the other party (the "Nondefaulting Party"), the Nondefaulting Party shall have the option of terminating this Agreement by giving written notice of termination to the Defaulting Party.

         14.1 Insolvency, Etc. Either party shall have the right, at its option, to terminate this Agreement upon written notice to the other party if such other party shall become insolvent or involved in dissolution, bankruptcy or receivership proceedings affecting the operation of such other party's business to such an extent as to render it incapable of fulfilling its obligations hereunder; provided, however, that if such proceeding is an involuntary bankruptcy filing against either party, such party shall have sixty days to cure the situation before this Agreement may be terminated pursuant to this Section 14.1.

         14.2 No Chemical Lead and No Novel Galanin Receptor During First Twelve Months. If neither a Chemical Lead shall have been identified nor a Novel Galanin Receptor shall have been cloned by Synaptic prior to the twelve-month anniversary of the Stage 1 Commencement Date, then

Synaptic shall have the right, at its option, to terminate this Agreement, effective upon such anniversary date. Such right shall be exercised, if at all, by written notice to Warner no later than thirty days following such anniversary date.

         14.3 No Chemical Lead but Novel Galanin Receptor During First Twelve Months.

                   (a) Synaptic's Limited Termination Right. If a Chemical Lead shall not have been identified prior to the twelve-month anniversary of the Stage 1 Commencement Date but a Novel Galanin Receptor shall have been cloned by Synaptic prior to such anniversary date, then Synaptic shall have the right, at its option, to terminate all rights and licenses granted to Warner under this Agreement which relate to the use of Synaptic Background Technology, Synaptic Project Technology and Synaptic Patent Rights to discover, develop, manufacture, have manufactured, use and sell Products the mechanism of action of which involves one or more of the Galanin Receptors included within Synaptic Background Technology or Synaptic Project Technology (other than the Novel Galanin Receptor). Any such termination shall be effective upon the twelve-month anniversary of the Stage 1 Commencement Date. Such right shall be exercised, if at all, by written notice to Warner no later than thirty days following such anniversary date.

                  (b) Synaptic's Further Termination Right; Warner's Right to Override Termination and Enter Stage 2. If Synaptic shall have exercised its termination right pursuant to Section 14.3(a) and a BACL, the mechanism of action of which involves the Novel Galanin Receptor, shall not have been identified prior to the earlier of the eighteen-month anniversary of the Stage 1 Commencement Date and the twelve-month anniversary of the delivery to Warner of such Receptor, then subject to the last sentence of this Section 14.3(b), Synaptic shall have the further right, at its option, to terminate this Agreement, effective upon such earlier anniversary date. Such right shall be exercised, if at all, by written notice to Warner no later than fifteen days following such anniversary date. Notwithstanding the foregoing, Warner shall have the right, at its option, to prevent or override any termination of this Agreement by Synaptic pursuant to this Section 14.3(b) by providing to Synaptic, no later than the fifteenth day following the earlier of the eighteen-month anniversary of the Stage 1 Commencement Date and the twelve-month anniversary of the delivery to Warner of the Novel Galanin Receptor, written notice stating its desire to continue the Agreement and enter Stage 2.

                  (c) Grant of Nonexclusive License Relating to Previously Terminated Rights. If Synaptic shall have exercised its termination right pursuant to Section 14.3(a) and either a BACL the mechanism of action of which involves the Novel Galanin Receptor shall have been identified prior to the earlier of the eighteen-month anniversary of the Stage 1 Commencement Date and the twelve-month anniversary of the delivery to Warner of such Receptor or Warner shall have provided to Synaptic the notice contemplated by Section 14.3(b) by such earlier anniversary date, then Warner shall be granted a nonexclusive license to use Synaptic Background Technology, Synaptic Project Technology and Synaptic Patent Rights with respect to which Warner's rights and licenses had previously been terminated pursuant to Section 14.3(a) for the sole purpose of discovering, developing, manufacturing, having manufactured, using and selling Products.

         14.4 No BACL by Eighteen-Month Anniversary of Stage 1
              Commencement Date.

                  (a) Warner's  Termination  Right.  Subject to Section 14.4(b),
Warner shall have the right, at its option, to terminate this Agreement, effective upon the eighteen-month anniversary of the Stage 1 Commencement Date, if a BACL shall not have been identified prior to such anniversary date. Such right shall be exercised, if at all, by written notice to Synaptic no later than the fifteenth day following the eighteen-month anniversary of the Stage 1 Commencement Date.

                  (b) Warner's Right to Partial Termination. If a BACL shall not have been identified prior to the eighteen-month anniversary of the Stage 1 Commencement Date but Synaptic shall have cloned a Novel Galanin Receptor during the period commencing on the twelve-month anniversary of the Stage 1
Commencement Date and ending on the eighteen-month anniversary of such Date, then Warner shall have the right, at its option, in lieu of terminating this Agreement pursuant to Section 14.4(a), (i) to terminate all rights and licenses granted to Warner under this Agreement which relate to the use of Synaptic Background Technology, Synaptic Project Technology and Synaptic Patent Rights to discover, develop, manufacture, have manufactured, use and sell Products the mechanism of action of which involves any Galanin Receptor other than the Novel Galanin Receptor and (ii) to suspend the Stage 2 Commencement Date as provided in Section 2.1. Such right shall be exercised, if at all, by written notice to Synaptic no later than the fifteenth day following the eighteen-month anniversary of the Stage 1 Commencement Date.

                  (c) Warner's Further Termination Right. In the event that Warner shall have terminated this Agreement in part in accordance with Section 14.4(b), Warner shall then have the further right, at its option, to terminate this Agreement, effective upon the Six-Month Extension Date, if a BACL shall not have been identified prior to such Date. Such right shall be exercised, if at all, by written notice to the non-terminating party no later than the Six-Month Extension Date.

         14.5 No BACL and No Lead Compound by End of Project Term; BACL or Lead Compound for Some but Not For All Galanin Receptors.

                  (a) Termination Right at End of Project Term. If Warner is not diligently pursuing at least one BACL as a Lead Compound candidate or at least one Lead Compound as of the end of the Project Term, then either party shall have the right, at its option, to terminate this Agreement, effective upon the last day of the Project Term. Such right shall be exercised, if at all, by written notice to the non-terminating party no later than the last day of the Project Term.

                  (b) Synaptic's Limited Termination Right. As of the last day of the Project Term, Synaptic shall have the right, at its option, to terminate the exclusive license to use Synaptic Background Technology, Synaptic Project Technology and Synaptic Patent Rights granted to Warner pursuant to Section 7.0, but only to the extent that such license conveys the right to use Synaptic Background Technology, Synaptic Project Technology and Synaptic Patent Rights for the purpose of discovering, developing, manufacturing, having manufactured, using and selling Products the mechanism of action of which involves a Galanin Receptor that is not the Targeted Galanin Receptor of a BACL or a Lead Compound which Warner is still diligently pursuing at such time. Such right shall be exercised, if at all, by written notice to Warner no later than the last day of the Project Term.

         14.6 BACLs Still Being Pursued but No Lead Compound by End of Project Term. If Warner is still diligently pursuing one or more BACLs as Lead Compound candidates as of the last day of the Project Term but has not designated at least one Lead Compound prior to the last day of the Project Term, the following shall apply:

                  (a) First BACL. Warner shall identify to Synaptic in writing prior to the last day of the Project Term the BACL subject to this
         Section 14.6(a), and with regard to such BACL and the Targeted Galanin Receptor of such BACL, one of the following shall apply:

                           (i) Warner  will make a [**]  payment to Synaptic
                  prior to the last day of the Project Term, at which point the exclusive license to use Synaptic Background Technology, Synaptic Project Technology and Synaptic Patent Rights granted to Warner pursuant to Section 7.0 will automatically convert to a nonexclusive, worldwide license to use Synaptic Background Technology, Synaptic Project Technology and Synaptic Patent Rights for the sole purpose of discovering, developing, manufacturing, having manufactured, using and selling Products the mechanism of action of which involves the Targeted Galanin Receptor of such BACL. At the end of the twelve-month period following the last day of the Project Term, one of the following shall apply:

                                    (A)  Warner  will  have  designated  a  Lead
                           Compound the mechanism of action of which involves the Targeted Galanin Receptor of such BACL and paid Synaptic, in lieu of the payment required by Section 9.0(a)(i), an additional [**] as a milestone payment. Within eighteen months following such designation of such Lead Compound, one of the following shall apply:

                                            (1)  Warner  will have  filed an IND
                                    and paid Synaptic the  [**]  milestone
                                    required by Section 9.0(a)(ii);

                                            (2)  Warner  will not have  filed an
                                    IND but will have made a [**]  payment
                                    to  Synaptic to  maintain  its  nonexclusive
                                    license   to   use    Synaptic    Background
                                    Technology,  Synaptic Project Technology and
                                    Synaptic  Patent  Rights,  as  described  in
                                    subparagraph    (a)(i)   above,    with   an
                                    additional   [**]   milestone  payment
                                    being due pursuant to Section 9.0(a)(ii) upon the ultimate filing of the IND; or

                                            (3)  Warner  will not have  filed an
                                    IND and will have elected to do nothing, in which event Synaptic will have the option to


                                                       -27-
[** CONFIDENTIAL TREATMENT REQUESTED]
                                    terminate Warner's  nonexclusive  license to
                                    use Synaptic Background Technology, Synaptic
                                    Project   Technology  and  Synaptic   Patent
                                    Rights, as described in subparagraph (a)(i) above.

                                    (B) Warner will not have  designated  a Lead
                           Compound the mechanism of action of which involves the Targeted Galanin Receptor of such BACL but will have elected to make a payment of an additional [**] to Synaptic to maintain its nonexclusive license to use Synaptic Background Technology, Synaptic Project Technology and Synaptic Patent Rights, as described in subparagraph (a)(i) above. Within eighteen months following the end of the above-mentioned twelve-month period, one of the following shall apply:

                                            (1)  Warner  will have  filed an IND
                                    and paid Synaptic the  [**]  milestone
                                    required by Section 9.0(a)(ii);

                                            (2)  Warner  will not have  filed an
                                    IND but will have made a [**]  payment
                                    to  Synaptic to  maintain  its  nonexclusive
                                    license   to   use    Synaptic    Background
                                    Technology,  Synaptic Project Technology and
                                    Synaptic  Patent  Rights,  as  described  in
                                    subparagraph    (a)(i)   above,    with   an
                                    additional   [**]   milestone  payment
                                    being due pursuant to Section 9.0(a)(ii) upon the ultimate filing of the IND; or

                                            (3)  Warner  will not have  filed an
                                    IND and will have elected to do nothing,  in
                                    which event Synaptic will have the option to
                                    terminate Warner's  nonexclusive  license to
                                    use Synaptic Background Technology, Synaptic
                                    Project   Technology  and  Synaptic   Patent
                                    Rights, as described in subparagraph (a)(i) above.

                                    (C) Warner will not have  designated  a Lead
                           Compound the mechanism of action of which involves the Targeted Galanin Receptor of such BACL and will have elected to do nothing, in which event Synaptic will have the option to terminate Warner's nonexclusive license to use Synaptic Background Technology, Synaptic Project Technology and Synaptic Patent Rights, as described in subparagraph (a)(i) above.

                           (ii) Warner will not make the [**] payment referred to in subparagraph (a)(i) above, in which event Synaptic will have the option to terminate this Agreement in its entirety.

                  (b) Additional BACLs. With regard to each additional BACL identified during the Project Term which Warner is still diligently pursuing as a Lead Compound candidate as


                                                       -28-
[** CONFIDENTIAL TREATMENT REQUESTED]
         of the last day of the Project Term and with regard to the Targeted Galanin Receptor of any such BACL, one of the following shall apply:

                           (i) Warner  will make a [**]  payment to Synaptic
                  prior to the last day of the Project Term, at which point Warner will be granted a nonexclusive, worldwide license to use Synaptic Background Technology, Synaptic Project Technology and Synaptic Patent Rights for the sole additional purpose of discovering, developing, manufacturing, having manufactured, using and selling Products the mechanism of action of which involves the Targeted Galanin Receptor of such BACL. Within three years following the identification of the BACL, one of the following shall apply:

                                    (A)  Warner  will  have  designated  a  Lead
                           Compound the mechanism of action of which involves the Targeted Galanin Receptor of such BACL and paid Synaptic the [**] milestone payment required by the proviso contained in Section 9.1. Within eighteen months thereafter, one of the following will apply:

                                            (1)  Warner  will have  filed an IND
                                    and paid Synaptic the  [**]  milestone
                                    required by Section 9.1;

                                            (2)  Warner  will not have  filed an
                                    IND but will have made a $[**]  payment
                                    to  Synaptic to  maintain  its  nonexclusive
                                    license   to   use    Synaptic    Background
                                    Technology,  Synaptic Project Technology and
                                    Synaptic  Patent  Rights,  as  described  in
                                    subparagraph    (b)(i)   above,    with   an
                                    additional   [**]   milestone  payment
                                    being due pursuant to Section 9.1 upon the ultimate filing of the IND; or

                                            (3)  Warner  will not have  filed an
                                    IND and will have elected to do nothing,  in
                                    which event Synaptic will have the option to
                                    terminate  Warner's  license to use Synaptic
                                    Background   Technology,   Synaptic  Project
                                    Technology and Synaptic Patent Rights, as described in subparagraph (b)(i) above.

                                    (B) Warner will not have  designated  a Lead
                           Compound the mechanism of action of which involves the Targeted Galanin Receptor of such BACL but will have elected to make a payment of an additional [**] to Synaptic to maintain its nonexclusive license to use Synaptic Background Technology, Synaptic Project Technology and Synaptic Patent Rights, as described in subparagraph (b)(i) above, for an additional twelve months. At the end of the twelve-month period, one of the following shall apply:

                                            (1) Warner  will have  designated  a
                                    Lead Compound the mechanism of action of which involves the Targeted Galanin Receptor


                                                       -29-
[** CONFIDENTIAL TREATMENT REQUESTED]
                                    of such BACL and paid Synaptic the [**]
                                    milestone required by the proviso contained in Section 9.1;

                                            (2) Warner will not have  designated
                                    a Lead  Compound the  mechanism of action of
                                    which involves the Targeted Galanin Receptor
                                    of such BACL but will have paid  Synaptic an
                                    additional    [**]   to   maintain   its
                                    nonexclusive   license   to   use   Synaptic
                                    Background   Technology,   Synaptic  Project
                                    Technology and Synaptic Patent Rights, as described in subparagraph (b)(i) above; or

                                            (3) Warner will not have  designated
                                    a Lead  Compound the  mechanism of action of
                                    which involves the Targeted Galanin Receptor
                                    of such  BACL and will  have  elected  to do
                                    nothing,  in which event  Synaptic will have
                                    the    option    to    terminate    Warner's
                                    nonexclusive   license   to   use   Synaptic
                                    Background   Technology,   Synaptic  Project
                                    Technology and Synaptic Patent Rights, as described in subparagraph (b)(i) above.

                                            In the case of  subparagraph  (B)(l)
                                    or  (B)(2)  above,  within  eighteen  months
                                    following   the  end  of  the   twelve-month
                                    period, one of the following will apply:

                                                     (x)  Warner will have filed
                                            an IND and paid Synaptic the [**]
                                            milestone required by Section 9.1;

                                                     (y)  Warner  will  not have
                                            filed  an IND but will  have  made a
                                            [**]   payment   to   Synaptic    to
                                            maintain its nonexclusive license to
                                            use Synaptic Background  Technology,
                                            Synaptic   Project   Technology  and
                                            Synaptic Patent Rights, as described
                                            in  subparagraph   (b)(i),  with  an
                                            additional    [**]   milestone
                                            payment   being  due   pursuant   to
                                            Section 9.1 upon the ultimate filing
                                            of the IND; or

                                                     (z)  Warner  will  not have
                                            filed an IND and will  have  elected
                                            to  do   nothing,   in  which  event
                                            Synaptic  will  have the  option  to
                                            terminate   Warner's    nonexclusive
                                            license to use  Synaptic  Background
                                            Technology,     Synaptic     Project
                                            Technology   and   Synaptic   Patent
                                            Rights, as described in
                                            subparagraph (b)(i).

                                    (C) Warner will not have  designated  a Lead
                           Compound the mechanism of action of which involves the Targeted Galanin Receptor of such BACL and will have elected to do nothing, in which event Synaptic will have


                                                       -30-
[** CONFIDENTIAL TREATMENT REQUESTED]
                           the option to terminate Warner's nonexclusive license to use Synaptic Background Technology, Synaptic Project Technology and Synaptic Patent Rights, as described in subparagraph (b)(i).

                           (ii) Warner will do nothing,  in which event Synaptic
                  will have the option to terminate Warner's nonexclusive license to use Synaptic Background Technology, Synaptic Project Technology and Synaptic Patent Rights, as described in subparagraph (b)(i).

         14.7 Lead Compound by End of Project Term. If Warner designates at least one Lead Compound by the end of the Project Term and is diligently pursuing such Compound as of the last day of the Project Term, the following shall apply:

                  (a) First Lead Compound. Warner shall identify to Synaptic in writing prior to the last day of the Project Term the Lead Compound subject to this Section 14.7(a), and with regard to such Lead Compound and the Targeted Galanin Receptor of such Lead Compound, within eighteen months following the last day of the Project Term, one of the following shall apply:

                           (i) Warner  will have filed an IND and paid  Synaptic
                  the [**] milestone required by Section 9.0(a)(ii).

                           (ii) Warner will not have filed an IND but will have made a [**] payment to Synaptic to maintain for an additional twelve months the exclusive license to use Synaptic Background Technology, Synaptic Project Technology and Synaptic Patent Rights granted to Warner pursuant to Section
                  7.0 and then in effect to the extent that such license conveys the right to use Synaptic Background Technology, Synaptic Project Technology and Synaptic Patent Rights for the purpose of discovering, developing, manufacturing, having manufactured, using and selling Products the mechanism of action of which involves the Targeted Galanin Receptor of such Lead Compound. At the end of the twelve-month period, one of the following shall apply:

                                    (A)  Warner  will have filed an IND and paid
                           Synaptic the [**] milestone required by Section 9.0(a)(ii).

                                    (B)  Warner  will not have  filed an IND but
                           will have made a [**] payment to Synaptic to maintain its exclusive license to use Synaptic Background Technology, Synaptic Project Technology and Synaptic Patent Rights, as described in subparagraph (a)(ii) above, with no further milestone payment being due pursuant to Section 9.0(a)(ii) upon the ultimate filing of the IND.



                                                       -31-
[** CONFIDENTIAL TREATMENT REQUESTED]

                                    (C)  Warner  will not have  filed an IND but
                           will have elected to convert its exclusive license, as described in subparagraph (a)(ii) above, into a nonexclusive license without making any payment to Synaptic at the time, but with a [**] milestone payment being due pursuant to Section 9.0(a)(ii) upon the ultimate filing of the IND.

                           (iii) Warner will not have filed an IND but will have
                  elected to convert its exclusive license, as described in subparagraph (a)(ii) above, into a nonexclusive license without making any payment to Synaptic at the time, but with a [**] milestone payment being due pursuant to Section 9.0(a)(ii) upon the ultimate filing of the IND.

                  (b) Additional Lead Compounds. Within three years following the identification during the Project Term of a BACL the Targeted Galanin Receptor of which is different from the Targeted Galanin
         Receptor of the first Lead Compound referred to in Section 14.7(a) above, one of the following shall apply:

                           (i) Warner will have  designated a Lead  Compound the
                  mechanism of action of which involves the Targeted Galanin Receptor of such BACL and paid Synaptic the [**] milestone payment required by the proviso contained in Section 9.1.

                           (ii) Warner will not have  designated a Lead Compound
                  the mechanism of action of which involves the Targeted Galanin Receptor of such BACL but will have elected to make a payment of [**] to Synaptic to maintain for an additional twelve months the exclusive license to use Synaptic Background Technology, Synaptic Project Technology and Synaptic Patent Rights granted to Warner pursuant to Section 7.0 and then in effect to the extent such license conveys the right to use such Synaptic Background Technology, Synaptic Project Technology and Synaptic Patent Rights for the purpose of discovering, developing, manufacturing, having manufactured, using and selling Products the mechanism of action of which involves the Targeted Galanin Receptor of such BACL. At the end of the twelve-month period, one of the following will apply:

                                    (A)  Warner  will  have  designated  a  Lead
                           Compound the mechanism of action of which involves the Targeted Galanin Receptor of such BACL and paid Synaptic the [**] milestone payment required by the proviso contained in Section 9.1.

                                    (B) Warner will not have  designated  a Lead
                           Compound the mechanism of action of which involves the Targeted Galanin Receptor of such BACL but will have made a payment of an additional [**] to Synaptic, whereupon its exclusive license to use Synaptic Background Technology,


                                                       -32-
[** CONFIDENTIAL TREATMENT REQUESTED]

                           Synaptic Project Technology and Synaptic Patent Rights, as described in subparagraph (b)(ii) above, will be converted into a nonexclusive license. Within eighteen months following the end of the above-mentioned twelve-month period, one of the following shall apply:

                                            (1)  Warner  will have  filed an IND
                                    and paid Synaptic the  [**]  milestone
                                    required by Section 9.0(a)(ii).

                                            (2)  Warner  will not have  filed an
                                    IND but will have made a [**]  payment
                                    to  Synaptic to  maintain  its  nonexclusive
                                    license   to   use    Synaptic    Background
                                    Technology,  Synaptic Project Technology and
                                    Synaptic  Patent  Rights,  as  described  in
                                    subparagraph    (b)(ii)   above,   with   an
                                    additional   [**]   milestone  payment
                                    being due pursuant to Section 9.1 upon the ultimate filing of the IND.

                                            (3)  Warner  will not have  filed an
                                    IND and have elected to do nothing, in which
                                    event  Synaptic  will  have  the  option  to
                                    terminate  Warner's  license to use Synaptic
                                    Background   Technology,   Synaptic  Project
                                    Technology and Synaptic Patent Rights, as described in subparagraph (b)(ii) above.

                                    (C) Warner will not have  designated  a Lead
                           Compound the mechanism of action of which involves the Targeted Galanin Receptor of such BACL and will have elected to do nothing, in which event Synaptic will have the option to terminate Warner's license to use Synaptic Background Technology, Synaptic Project Technology and Synaptic Patent Rights, as described in subparagraph (b)(ii) above.

                  (iii) Warner will not have designated a Lead Compound the mechanism of action of which involves the Targeted Galanin Receptor of such BACL and will have elected to do nothing, in which event Synaptic will have the option to terminate Warner's license to use Synaptic Background Technology, Synaptic Project Technology and Synaptic Patent Rights, as described in subparagraph (b)(ii) above.

                  Within eighteen months following the designation of a Lead Compound pursuant to subparagraph (b)(i) or (b)(ii)(A) above, one of the following will apply:

                           (x) Warner  will have filed an IND and paid  Synaptic
                  the [**] milestone required by Section 9.1.

                           (y) Warner will not have filed an IND but will have made a payment of [**] to Synaptic to maintain its exclusive license to use Synaptic Background Technology, Synaptic Project Technology and Synaptic Patent Rights, as described


                                                       -33-
[** CONFIDENTIAL TREATMENT REQUESTED]
                  in subparagraph (b)(ii) above, with an additional [**] milestone payment being due upon the ultimate filing of the IND.

                           (z) Warner will not have filed an IND but will have elected to convert its exclusive license to use Synaptic Background Technology, Synaptic Project Technology and Synaptic Patent Rights, as described in subparagraph (b)(ii) above, into a nonexclusive license without making any payment to Synaptic at the time, but with a [**] milestone payment being due pursuant to Section 9.1 upon the ultimate filing of the IND.

         14.8 Two Targeted Galanin Receptors for Single BACL or Lead Compound. For so long as it has not been determined whether the mechanism of action of a BACL or a Lead Compound referred to in this Article XIV involves a single Galanin Receptor or multiple Galanin Receptors, then all references to the Targeted Galanin Receptor of any such BACL or Lead Compound shall be deemed to include all such Galanin Receptors, and any payments which Warner is required to make pursuant to this Article XIV in order to maintain its license to use Synaptic Background Technology, Synaptic Project Technology and Synaptic Patent Rights for the purpose of discovering, developing, manufacturing, having manufactured, using and selling Products based on such BACL or Lead Compound shall be paid only once; provided, however, that in the event it is at any time subsequently determined that the mechanism of action of such BACL or Lead Compound does not require activity at all such Galanin Receptors, Warner's license with respect to all such other Galanin Receptors shall, to the extent that it is exclusive at such time, automatically be converted into a nonexclusive license.


                                   ARTICLE XV
                              Effect of Termination

         15.0     Termination Pursuant to Section 14.0 or Section 14.1.

                  (a) Rights and Obligations. Upon the occurrence of any termination pursuant to Section 14.0 or Section 14.1, (i) the terminating party shall have a license to use all of the non-terminating party's Project
Technology (including, without limitation, chemical entities and any data relating to SAR activity thereof and any data relating to preclinical and clinical trials with respect to such chemical entities) and (ii) the non-terminating party shall return to the terminating party all of the terminating party's Project Technology (including, without limitation, all biological and chemical materials) and transfer to the terminating party all data relating to the non-terminating party's Project Technology (including, without limitation, all Project Technology referred to in clause (i)); provided, however, that the terminating party shall not have the right to use, and the non-terminating party shall not be required to transfer, any Project Technology which relates to rights or licenses previously held by the terminating party but terminated by the non-terminating party. In addition, if Synaptic is the non-terminating party, Synaptic will transfer to Warner all Synaptic Background Technology and will be prohibited from attempting to discover, develop, manufacture, use or sell any pharmaceutical


                                                       -34-
[** CONFIDENTIAL TREATMENT REQUESTED]
product the mechanism of action of which involves one or more Galanin Receptors included in Synaptic Background Technology or Synaptic Project Technology transferred to Warner pursuant to this Section 15.0 and if Warner is the non-terminating party, then, except for Other Compounds described in Sections
10.1 and 10.2, Warner will be prohibited, for three years commencing on the effective date of such termination, from attempting to discover, develop, manufacture, have manufactured, use or sell any pharmaceutical product the mechanism of action of which involves one or more Galanin Receptors not included in Synaptic Background Technology or Synaptic Project Technology and for five years commencing on such date from attempting to discover, develop, manufacture, have manufactured, use or sell any pharmaceutical product the mechanism of action of which involves one or more Galanin Receptors included in Synaptic Project Technology.

                  (b) Survival of Certain Provisions. In the case of a termination pursuant to Section 14.0, Article I; Section 6.2; Article X; Article XI; the obligations of the non-terminating party under Section 12.0; this
Article XV; and Article XVII shall survive any such termination until the last expiration of any royalty obligation thereunder. In the case of a termination pursuant to Section 14.1, all of the provisions referred to in the preceding sentence, as well as Articles VIII and IX, shall survive any such termination until the last expiration of any royalty obligation thereunder.

         15.1     Termination Pursuant to Section 14.2.

                  (a) Rights and Obligations. Upon the occurrence of any termination by Warner or Synaptic pursuant to Section 14.2, each party shall return to the other party or destroy all of the other party's Project Technology (including, without limitation, all biological and chemical materials). In addition, Warner shall return to Synaptic or destroy all Synaptic Background Technology and shall be prohibited, for a period of [**] years commencing on the effective date of such termination, from attempting to discover, develop, manufacture, have manufactured, use or sell any pharmaceutical product the mechanism of action of which involves one or more Galanin Receptors that were included in Synaptic Background Technology or Synaptic Project Technology.

                  (b) Survival of Certain Provisions. In the case of a termination pursuant to Section 14.2, Article I; Article X; Article XII; this
Article XV; and Article XVII shall survive any such termination until the last expiration of any royalty obligation thereunder.

         15.2     Termination Pursuant to Section 14.3(b), Section 14.4(a),
                  Section 14.4(c), Section 14.5(a) or Section 14.6(a)(ii).

                  (a) Rights and Obligations. Upon the occurrence of any termination by Warner or Synaptic pursuant to Section 14.3(b), Section 14.4(a),
Section 14.4(c), Section 14.5(a) or Section 14.6(a)(ii), (i) Synaptic shall have the right to use all Warner Project Technology (excluding chemical entities but including, without limitation, data relating to chemical entities and SAR activity thereof and any data relating to preclinical and clinical trials with respect to such chemical entities) to discover, develop, manufacture, have manufactured, use and sell pharmaceutical products the mechanism of action of which involves one or more Galanin Receptors and (ii) Warner shall (A)


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return to Synaptic  all Synaptic  Background  Technology  and  Synaptic  Project
Technology   (including,   without  limitation,   all  biological  and  chemical
materials), (B) transfer to Synaptic all data relating to Warner Project Technology (including, without limitation, all Project Technology referred to in the foregoing clause (i)) and (c) be prohibited, for a period of [**] years commencing on the effective date of such termination, from attempting to
discover,   develop,   manufacture,   have   manufactured,   use  or  sell   any
pharmaceutical product the mechanism of action of which is one or more Galanin Receptors that were included in Synaptic Background Technology or Synaptic Project Technology.

                  (b) Survival of Certain Provisions. In the case of a termination pursuant to Section 14.3(b), Section 14.4(a), Section 14.4(c),
Section  14.5(a) or Section  14.6(a)(ii),  Article I;  Section  6.2;  Article X;
Article XI; Article XII; this Article XV; and Article XVII shall survive any such termination until the last expiration of any royalty obligation thereunder.

         15.3     Partial Termination Pursuant to Section 14.3(a) or
                  Section 14.4(b).

                  (a) Restrictive Covenant. Upon the occurrence of any partial termination by Synaptic pursuant to Section 14.3(a) or by Warner pursuant to
Section 14.4(b), (i) Synaptic shall have the right to use all Warner Project Technology (excluding chemical entities but including, without limitation, data relating to chemical entities and SAR activity thereof and any data relating to preclinical and clinical trials with respect to such chemical entities) to discover, develop, manufacture, have manufactured, use and sell pharmaceutical products the mechanism of action of which involves the Galanin Receptor with respect to which Warner's rights were terminated pursuant to such sections and
(ii) Warner shall be prohibited, for a period of [**] years commencing on the effective date of such termination, from attempting to discover, develop, manufacture, have manufactured, use or sell any pharmaceutical product the mechanism of action of which involves any Galanin Receptor that is included within Synaptic Background Technology or Synaptic Project Technology but that is not the Novel Galanin Receptor referred to in Section 14.3(a) or Section 14.4(b), as applicable.

                  (b) Survival of Certain Provisions. In the case of a termination by Synaptic pursuant to Section 14.3(a) or by Warner pursuant to
Section 14.4(b), the license grant set forth in Section 7.0 shall, to the extent that it covers the use of Synaptic Background Technology, Synaptic Project
Technology and Synaptic Patent Rights for the purpose of discovering, developing, manufacturing, having manufactured, using and selling, for Project Uses, Products the mechanism of action of which involves any Galanin Receptor other than the Novel Galanin Receptor that is the subject of Section 14.3(a) or
Section 14.4(b), terminate; and all other provisions of this Agreement shall, except to the extent inconsistent with Section 15.3(a) and unless terminated pursuant to another provision of this Article XV, survive any such termination until the last expiration of any royalty obligation pursuant to Article VIII or
Article X.



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         15.4     Partial Termination Pursuant to Section 14.5(b).

                  (a) Restrictive Covenant. Upon the occurrence of any partial termination by Synaptic pursuant to Section 14.5(b), (i) Synaptic shall have the right to use all Warner Project Technology (excluding chemical entities but including, without limitation, data relating to chemical entities and SAR activity thereof and any data relating to preclinical and clinical trials with respect to such chemical entities) to discover, develop, manufacture, have manufactured, use and sell pharmaceutical products the mechanism of action of which involves the Galanin Receptor with respect to which Warner's rights were terminated pursuant to such section and (ii) Warner shall be prohibited, for a period of [**] years commencing on the effective date of such termination, from attempting to discover, develop, manufacture, use, have manufactured, use or sell any pharmaceutical product the mechanism of action of which involves any Galanin Receptor that is included within Synaptic Background Technology or Synaptic Project Technology but that is not the Targeted Galanin Receptor of a BACL or a Lead Compound referred to in Section 14.5(b).

                  (b) Survival of Certain Provisions. In the case of a termination by Synaptic pursuant to Section 14.5(b), the license grant set forth in Section 7.0 shall, to the extent that it covers the use of Synaptic Background Technology, Synaptic Project Technology and Synaptic Patent Rights for the purpose of discovering, developing, manufacturing, having manufactured, using and selling, for Project Uses, Products the mechanism of action of which involves any Galanin Receptor other than the Targeted Galanin Receptor(s) referred to in Section 14.5(b), terminate; and all other provisions of this Agreement shall, except to the extent inconsistent with Section 15.4(a) and unless terminated pursuant to another provision of this Article XV, survive any such termination until the last expiration of any royalty obligation pursuant to
Article VIII or Article X.

         15.5     Partial Termination Pursuant to Section 14.6 or Section 14.7.

                  (a) Restrictive Covenant. Upon the occurrence of any termination by Synaptic pursuant to Section 14.6 or Section 14.7 of Warner's license under this Agreement to use Synaptic Background Technology, Synaptic Project Technology and Synaptic Patent Rights for the purpose of discovering, developing, manufacturing, having manufactured, using and selling Products the mechanism of action of which involves a particular Targeted Galanin Receptor,
(i) Synaptic shall have the right to use all Warner Project Technology (excluding chemical entities but including, without limitation, data relating to chemical entities and SAR activity thereof and any data relating to preclinical and clinical trials with respect to such chemical entities) to discover, develop, manufacture, have manufactured, use and sell pharmaceutical products the mechanism of action of which involves the Galanin Receptor with respect to which Warner's rights were terminated pursuant to such section and (ii) Warner shall be prohibited, for a period of [**] years commencing on the effective date of such termination, from attempting to discover, develop, manufacture, have manufactured, use or sell any pharmaceutical product the mechanism of action of which involves such Targeted Galanin Receptor.



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                  (b)  Survival  of  Certain  Provisions.   In  the  case  of  a
termination by Synaptic pursuant to Section 14.6 or Section 14.7, the license grant set forth in Section 7.0 shall, to the extent that it covers the use of Synaptic Background Technology, Synaptic Project Technology and Synaptic Patent Rights for the purpose of discovering, developing, manufacturing, having manufactured, using and selling, for Project Uses, Products the mechanism of action of which involves the Targeted Galanin Receptor(s) referred to in Section
14.6 or Section 14.7, terminate; and all other provisions of this Agreement shall, except to the extent inconsistent with Section 15.5(a) and unless terminated pursuant to another provision of this Article XV, survive any such termination until the last expiration of any royalty obligation pursuant to
Article VIII or Article X.

         15.6 Option to Acquire License; Payments to Warner. Subsequent to the designation of a Lead Compound, in the event of a termination pursuant to
Section 14.6 or Section 14.7 with respect to such Lead Compound, Synaptic shall have an option to obtain an exclusive license with the right to grant sublicenses under any Warner Patent Right covering such Lead Compound. If
Synaptic exercises such option and develops and markets the Lead Compound, it shall pay Warner the same percentage royalties on the net sales of such Lead Compound that Warner would have been required to pay Synaptic had it marketed such Lead Compound. If Synaptic exercises such option and sublicenses its rights under any such Patent Right to a third party, then Synaptic shall pay Warner compensation based upon the stage of development of such Lead Compound at the time of the termination pursuant to Section 14.6 or 14.7. Such compensation will be in an amount equal to a percentage of any development milestone payments which Synaptic receives from such third party licensee in respect of such Lead Compound and a percentage of any royalties which Synaptic receives from such third party in respect of such Lead Compound, as follows:

                  If the Termination Occurs:               Applicable Percentage

                  (i)   Prior to completion of Phase II              [**]

                  (ii)  After completion of Phase II but             [**]
                           prior to completion of Phase III

                  (iii) After completion of Phase III but            [**]
                           prior to NDA approval

                  (iv)  After NDA approval                           [**]

         15.7 Survival of Accrued Rights. Notwithstanding anything contained herein to the contrary, termination of this Agreement, in whole or in part, in accordance with this Article XV shall be without prejudice to the rights of either party against the other party accrued or accruing under this Agreement prior to the termination, including the obligation to pay royalties pursuant to the terms hereof.




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                                   ARTICLE XVI
                         Representations and Warranties

         16.1 Synaptic Prohibition Against Certain Third Party Licenses. Synaptic agrees that it will not at any time grant to any third party a license to use its technology to develop compounds that bind G protein-coupled receptors other than Galanin Receptors with an affinity which is less than ten times greater than their affinity for any Galanin Receptor with respect to which Warner has an exclusive license at such time.

         16.2 Warner Limitations on Certain Development Activities. Warner acknowledges that Synaptic has licensed its technology relating to alpha adrenergic, neuropeptide Y and serotonin receptors to third parties and understands and agrees that it is not receiving any right or license to use such technology hereunder and may not develop or commercialize any compound which is an agonist or antagonist of a Galanin Receptor included in Synaptic Background Technology or Project Technology unless the affinity of any such compound for any such receptor is at least ten-fold less than its affinity for any such Galanin Receptor.

         16.3 Cost of Goods Sold Experience. Warner hereby represents and warrants that not more than [**] of the pharmaceutical products currently being promoted by Warner have Cost of Goods Sold which exceed [**]of the Net Sales of such products, as computed on a product-by-product basis.


                                  ARTICLE XVII
                            Miscellaneous Provisions

         17.0 No Agency. It is understood and agreed that Synaptic and Warner shall each have the status of an independent contractor under this Agreement and that nothing in this Agreement shall be construed as authorization for either party to act as agent for the other party.

         17.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey (without regard to principles of conflicts of laws).

         17.2 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be sent by first class certified or registered mail, postage prepaid, or by express courier services, addressed to the party to be notified at its address shown below or such other address as may have been furnished in writing to the notifying party.



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         If to Synaptic:

         Synaptic Pharmaceutical Corporation
         215 College Road
         Paramus, New Jersey 07652
         Attention:        Kathleen P. Mullinix
                           Chairman, President and CEO

         If to Warner:

         Warner-Lambert Company
         201 Tabor Road
         Morris Plains, New Jersey 07950
         Attention:        President, Parke-Davis Pharmaceutical Division

         with a copy to:

         Warner-Lambert Company
         201 Tabor Road
         Morris Plains, New Jersey 07950
         Attention:        Vice President and General Counsel

         Any notice hereunder shall be deemed given as of the actual date of receipt by Synaptic or Warner.

         17.3 Force Majeure. No failure or omission by either party in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall have arisen from any cause or causes beyond the control of the party, including, without limitation, any of the following: an act of God; acts or omissions of any government; any rules, regulations or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; a fire; a storm; a flood; an earthquake; an accident; a war; a rebellion; an insurrection; a riot; an invasion; a strike; and a lockout, provided, in each case, that such failure or omission is cured as soon as is practicable following the occurrence of such event.

         17.4 Amendment; Waiver. This Agreement may not be amended, supplemented or otherwise modified, except by a written instrument signed by both parties. Any obligation of either party may be waived by a written instrument signed by the other party. Any delay or omission on the part of any party in the exercise of its rights hereunder will not impair such rights, nor will it constitute a renunciation or waiver of such rights. The waiver by either party of any term or condition of this Agreement in any one instance shall not be deemed or construed to be a waiver of such term or condition for any other instance in the future (whether similar or dissimilar) or of any subsequent breach thereof.

         17.5 Indemnification. Warner agrees to indemnify and hold harmless Synaptic and its affiliates and their respective employees, agents, officers, directors and permitted assigns from and against any claims by a third party, and any resulting judgments, expenses (including reasonable attorney's fees), losses, liabilities, damages and awards arising out of or resulting from (a) its negligence or willful misconduct, (b) a breach of any of its obligations, representations or warranties hereunder or (c) its performance of its obligations hereunder, including, without limitation, its testing, manufacture, use or sale of any Product or other chemical entity, except to the extent that such claim results from any negligence or willful misconduct of any such person seeking to be indemnified hereunder.

         Synaptic shall indemnify and hold harmless Warner and its affiliates and their respective employees, agents, officers, directors and permitted assigns from and against any claims by a third party, and any resulting judgments, expenses (including reasonable attorney's fees), losses, liabilities, damages and awards arising out of or resulting from (a) its negligence or willful misconduct, (b) a breach of any of its obligations, representations or warranties hereunder or (c) its performance of its obligations hereunder, except to the extent that such claim results from any negligence or willful misconduct of any such person seeking to be indemnified hereunder.

         Whenever any person seeking to be indemnified hereunder has information from which it may reasonably conclude an incident has occurred which could give rise to a claim for indemnification under this Section 17.5, such person shall promptly give notice to the indemnifying party of all pertinent data surrounding such incident and, in the event a claim is made or suit is brought, all persons seeking indemnification shall assist the indemnifying party and cooperate in the gathering of information with respect to the time, place and circumstances of such incident and in obtaining the names and addresses of any injured parties and available witnesses. If the indemnifying party has accepted responsibility for indemnifying the person seeking indemnification hereunder by providing prompt written notice to such person, and such indemnifying party is diligently defending or attempting to settle the subject claim, then (i) the person seeking indemnification shall not voluntarily make any payment or incur any expense in connection with any such claim without the prior written consent of such indemnifying party and (ii) the indemnifying party shall have sole control over the defense and settlement of any claim with respect to which it may be obligated to provide indemnification hereunder. If the indemnifying party fails to diligently defend or settle any claim, then the person seeking indemnification shall have the right to assume control over the defense and settlement of such claim at the expense of the indemnifying party.

         17.6 Assignment. Neither party may assign its rights and obligations under this Agreement without the prior written consent of the other party; provided, however, that either party may assign this Agreement in connection with the sale of all or substantially all of its assets; provided further, however, that Warner may assign this Agreement to a wholly-owned subsidiary of Warner in connection with a reorganization of Warner involving all or substantially all of its research and development assets.

         17.7 No Strict Construction. This Agreement has been prepared jointly and shall not be strictly construed against either party.

         17.8 Counterparts. This Agreement may be executed in one or two counterparts, each of which shall be an original, but both of which together shall constitute one and the same instrument.

         17.9 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements, understandings and arrangements, whether oral or written, of the parties with respect thereto.

         17.10 Headings. The headings of the sections of this Agreement are for general information and reference only, and this Agreement shall not be construed by reference to such headings.


         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the Effective Date.

                                    SYNAPTIC PHARMACEUTICAL CORPORATION


                                    By:/s/ Kathleen P. Mullinix
                                       --------------------------------
                                       Name:    Kathleen P. Mullinix
                                       Title:   Chairman, President and
                                                Chief Executive Officer

                                    WARNER-LAMBERT COMPANY


                                    By:/s/ Ronald Cresswell
                                       --------------------------------
                                       Name:    Dr. Ronald M. Cresswell
                                       Title:   Vice President, Warner Lambert

                                                                    Schedule I


                                 In Vivo Models


1.   Antiobesity:    Antagonism of ICV galanin-stimulated feeding in rats
                     Inhibition of feeding/body weight gain in Zucker obese rats

2.   Analgesia:      Rat tail flick
                     Rat formalin paw pressure hyperalgesia


3.   Anxiolytic:     Rat elevated X maze
                     Rat Vogel conflict test

4.   Antidepressant: Rat behavioral despair test

5.   Cognition:      Antagonism of galanin-inhibited acetylcholine release by
                       intracerebral microdyalysis
                     Antagonism of galanin-induced impairment of rat swim maze
                       performance

6.   Diabetes:       Effects on glucose-stimulated insulin secretion in isolated islets
                     Effects on insulin secretion in Zucker diabetic rats

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                                                                   Schedule II


                            Specifications for Cells



A.       Cell Membranes [**]


B.       Cells for Signal Transduction Assays [**]


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                                                                  Schedule III


                              Initial Research Plan


-   [**]


-   [**]


-   [**]


-   [**]


-   [**]


-   [**]


-   [**]


-   [**]


-   [**]


-   [**]








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                                                                   Schedule IV

                         Responsibilities of the Parties


         A.  Responsibilities of Synaptic. [**]

          (i)    [**]

          (ii)   [**]

          (iii)  [**]

          (iv)   [**]

          (v)    [**]

         B.  Responsibilities of Warner.   [**]


          (i)    [**]

          (ii)   [**]

          (iii)  [**]

          (iv)   [**]



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          [**]











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